                                                                   EXHIBIT 10.35

*** DESIGNATED PORTIONS OF THIS EXHIBIT 10.35 HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934.


                          LICENSE AND SUPPLY AGREEMENT

      This License and Supply Agreement ("Agreement") is made and entered into as of the 23rd day of December, 1996 ("Effective Date") by and between LA JOLLA PHARMACEUTICAL COMPANY, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 6455 Nancy Ridge Drive, San Diego, California, USA 92121 ("LJP"), and ABBOTT LABORATORIES, a corporation organized and existing under the laws of the State of Illinois, and having its principal office at 100 Abbott Park Road, Abbott Park, Illinois, USA 60064-3500 ("Abbott").

      WHEREAS, LJP has expertise regarding research and development and has developed a novel and patented technology for the treatment of Systemic Lupus Erythematosus ("SLE");

      WHEREAS, Abbott has expertise regarding research and development, clinical development, marketing and sale of pharmaceutical products;

      WHEREAS, LJP has identified a candidate compound (LJP 394) currently in Phase II/III clinical trials and suitable for further development as a drug for the treatment of SLE; and

      WHEREAS, Abbott and LJP are interested in collaborating in the development and marketing of LJP 394 and/or related compounds thereof;

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall be defined as set forth below. Additional terms used in specific Sections of this Agreement shall be defined in such Sections .

      1.1 "ABBOTT REGULATORY KNOW-HOW" shall mean all Abbott owned or controlled present and future non-patented and unpublished regulatory documentation, information and data, as well as the organization and compilation of the data, including but not limited to all the data and information contained in governmental registrations required for marketing Product.

      1.2 "ABBOTT TRADEMARKS" shall mean the trademarks Abbott selects for and applies to the Product in the Territory in accordance with Section 9.1 of this Agreement.

      1.3 "AFFILIATE" shall mean any business entity controlled by a Party (as defined below), or which controls a Party, or which is under common control with a Party. "Control" herein means the direct or indirect ownership of more than fifty percent (50%) of the authorized issued voting shares in such entity, or such other relationship as results in effective control over the management, business and affairs of such entity or Party, as the case may be. A business entity shall be deemed an Affiliate of a Party only so long as such control relationship exists. For purposes of this Agreement, Abbott Affiliates shall also include the following entities: ***. For purposes of this Agreement, Abbott Affiliates shall exclude TAP Holdings, Inc., and TAP Pharmaceuticals, Inc.

      1.4 "ANNUAL NET SALES" shall mean Net Sales (as defined below) recorded in any calendar year.

      1.5   "BACK-UP COMPOUNDS" shall mean compounds other than LJP 394 that
***.


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
      1.6 "CALENDAR QUARTER" shall mean each of the three (3) month periods beginning on January 1, April 1, July 1 and October 1 of each year during the Term (as defined below).

      1.7 "COMBINATION PRODUCT" shall mean a pharmaceutical product containing the Product (as defined below) and at least one (1) other therapeutically active ingredient.

      1.8 "COMMERCIALLY REASONABLE EFFORTS" shall mean a level of effort by a Party equivalent to the degree of the effort the Party uses to develop (for purposes of Section 6.1), file and obtain Regulatory Approvals (for purposes of
Section 6.1(A and C)), launch (for purposes of Section 7.1), market (for purposes of Section 7.2), obtain patent extension for (for purposes of Section 11.1), prevent unauthorized export or sale of (for purposes of Section 20.1
(D)), or manufacture and supply (for purposes of Sections 1.2, 4.2 (D) and 5 of the Supply Agreement), as applicable, products having a comparable proprietary position and market potential as the Product in the applicable countries during the same time period.

      1.9   "COMPETING PRODUCT" shall mean ***.


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      1.10 "COMPETITION" shall mean the presence on the market in a given country where no Valid Claims exist of a product chemically similar or functionally equivalent to the Product marketed and sold by one or more third parties.

      1.11 "DEVELOPMENT PLAN" shall mean the Product Development Plan pursuant to Section 6.3 (A) as the same may be modified from time to time pursuant to
Section 6.3 (B). The plan will include all development activities including, but not limited to, ***.

      1.12 "EFFECTIVE DATE" shall mean the date set forth on the first page of this Agreement.

      1.13 "EMEA" shall mean European Medicines Evaluation Agency or any successor agency thereto.

      1.14 "FULLY-BURDENED DEVELOPMENT COST" shall have the meaning set forth in Appendix B attached hereto and made a part hereof.

      1.15 "FULLY-BURDENED MANUFACTURING COST" shall have the meaning set forth in Appendix C attached hereto and made a part hereof.

      1.16 "INITIAL COMMERCIAL SALE" shall mean the first commercial sale by Abbott, or any Abbott Affiliate of Product to any third party customer.

      1.17 "INTERIM PRODUCT" shall mean the Substance formulated, filled and packaged for development studies by LJP or its approved subcontractors.


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
      1.18 "LJP COMPOSITION PATENTS" shall mean (A) the LJP Patents (as defined below) identified as LJP Composition Patents in Part I of Appendix D attached hereto and made a part hereof (including any divisions, continuations, continuations-in-part, reexaminations, reissues, additions, renewals and extensions thereof), (B) any LJP Patents issued at any time during the Term from LJP Patent Applications (as defined below) identified as LJP Compositions Patent Applications in Part II of Appendix D (including any divisions, continuations, continuations-in-part, reexaminations, reissues, additions, renewals and extensions thereof) and (C) any composition of matter patents of LJP and its Affiliates in the Territory issued at any time during the Term that claim the priority of a United States LJP Composition Patent (including any divisions, continuations, continuations-in-part, reexaminations, reissues, additions, renewals and extensions thereof).

      1.19 "LJP MANUFACTURING KNOW-HOW" shall mean all non-patented and unpublished documentation, information, and data relating to the formulation, manufacture and/or quality control of the Substance or the Interim Product owned or controlled by LJP and its Affiliates which LJP is not prohibited from disclosing as of the Effective Date or at any time during the Term.

      1.20 "LJP NON-MANUFACTURING KNOW-HOW" shall mean any non-patented and unpublished nonclinical, preclinical and clinical documentation, information and data relating to the Substance or the Interim Product owned or controlled by LJP and its Affiliates, which LJP is not prohibited from disclosing as of the Effective Date or at anytime during the Term, including but not limited to, documentation, information and data pertaining to development, Regulatory Approval, quality control, quality assurance, formulation, marketing or sales of the Substance, Interim Product or Product.

      1.21 "LJP PATENTS" shall mean the LJP patents identified in Part I of Appendix D attached hereto and made a part hereof and all other issued patents of LJP and its Affiliates in the Territory as of the Effective Date and other patents of LJP and its Affiliates in the Territory issued at any time during the Term that in each case would be infringed by the use, manufacture, having manufactured, importation, offer for sale or sale or development of the Substance or Product in the Territory (including any divisions, continuations, continuations-in-part, reexaminations, reissues, additions, renewals and extensions thereof). It is understood and agreed that where an LJP patent as described above contains multiple claims, such patent shall be considered an LJP Patent only with respect to the claims that would be


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
infringed by the use, manufacture, having manufactured, importation, offer for sale, sale or development of the Substance (including as an element of the Product) in the Territory , and LJP shall retain all right, title and interest in and to the remaining claims of any such patent, free and clear of any rights on the part of Abbott. LJP Patents in existence as of the Effective Date are set forth in Part I of Appendix D and such Appendix shall be amended by LJP from time to time during the Term to include future LJP Patents issuing from LJP Patent Applications.

      1.22 "LJP PATENT APPLICATIONS" shall mean the LJP patent applications identified in Part II of Appendix D and all other patent applications of LJP and its Affiliates in the Territory as of the Effective Date and other patent applications of LJP and its Affiliates in the Territory filed at any time during the Term that could issue patents that, in each case would be infringed by the use, manufacture, having manufactured, importation, offer for sale, sale or development of the Substance or Product in the Territory including any divisions, continuations, continuations-in-part, reexaminations, reissues, additions, renewals and extensions thereof. LJP Patent Applications in existence as of the Effective Date are set forth in Part II of Appendix D, and such Appendix shall be amended by LJP from time to time during the Term to include future LJP Patent Applications. It is understood and agreed that where an LJP patent or patent application as describe above contains multiple claims, such patent or patent application shall be considered an LJP Patent or LJP Patent Application only with respect to the claims that would be infringed by the use, manufacture, having


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
manufactured, importation, offer for sale, sale or development of the Substance (including as an element of the Product) in the Territory, and LJP shall retain all right, title and interest in and to the remaining claims of any such patent or patent application, free and clear of any rights on the part of Abbott.

      1.23 "LJP PATENT RIGHTS" shall mean LJP Patents and LJP Patent
Applications.

      1.24 "MAJOR COUNTRIES" shall mean the following countries individually or collectively, as applicable: France, Germany, Spain, the United Kingdom, Italy.

      1.25 "MANUFACTURING SCALE-UP" shall mean: the definition as provided in Appendix, B.

      1.26 "MANUFACTURING PLAN" shall mean the manufacturing plan as defined in
Section 3 of the Supply Agreement, Appendix G.

      1.27  "NET SALES" shall mean

            (A) With respect to the Product sold alone, the gross sales of the Product in the Territory by Abbott, and its Affiliates to unrelated third party customers (as defined below) to any national or local governments, hospitals, drug wholesalers, pharmacies, and other third party customers (such as distributors, agents, or Unaffiliated Sublicensees, surgicenters and other institutions, the primary business of which is providing medical care), which are not (except as otherwise provided in Section 4.5) Abbott Affiliates, less the following deductions ("Deductions"): ***.


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
            (B) With respect to a Combination Product, the gross sales of such Combination Product in the Territory by Abbott and its Affiliates to unrelated third party customers except as otherwise provided in Section 4.5 less the Deductions referenced in (A) above, multiplied by a fraction ***. The royalty paid to LJP on the Combination Product will not be less than the royalty paid to LJP on the Product sold alone. *** Notwithstanding the foregoing, in no event shall the amount computed in accordance with the first sentence of this clause
(B) be less than ***.


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
             (C) With respect to the product when it is sold in a Premium Delivery System (as defined below), an amount equal to ***. As used herein, "Premium Delivery System" means a drug delivery system which comprises *** An example calculation is provided in Appendix I.

      1.28 "PARTY" (and "PARTIES") shall mean either LJP or Abbott (or both), as the context requires.

      1.29 "PRODUCT(S)" shall mean formulated, filled and packaged pharmaceutical compositions and dosage units and the like containing the Substance.

      1.30 "REGULATORY APPROVAL" shall mean all governmental approvals required to market and sell the Product in any given country in the Territory, including but not


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
      limited to, product registrations, medical approvals, and price and marketing approvals. Such approvals must be based upon (i) LJP or any LJP Affiliates or approved subcontractors as an approved manufacturer of the Substance at LJP's or any LJP Affiliates' or approved subcontractor's manufacturing facilities and (ii) to the extent required by applicable laws and regulations such approvals must be based upon approval of Abbott with respect to Abbott's finished Product filling, packaging and labeling facilities pursuant to the Supply Agreement, Appendix G.

      1.31 "RENAL CARE" shall mean the field of care covering products ***.

      1.32 "SPECIFICATIONS" shall mean the quality and other specifications for the Substance and the Interim Product to be manufactured by LJP or its Affiliates or approved subcontractors for supply to Abbott, its Affiliates and Unaffiliated Sublicensees, which Specifications shall comply with applicable regulatory requirements and shall be based upon LJP's current specifications for the Substance and the Interim Product included with LJP's U.S. IND (as defined below). A copy of such current specifications is set forth in Appendix E attached hereto and made a part hereof. Such Specifications shall be agreed upon by the Parties in writing as soon as practicable after the Effective Date, but in no event later than six (6) months thereafter, and may be amended from time to time during the Term by written agreement of the Parties.

      1.33 "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement between the Parties bearing even date herewith under which Abbott shall purchase certain LJP common stock as described therein.


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      1.34 "SUBSTANCE" shall mean LJP 394 as defined in Appendix A to this
Agreement, in bulk drug form.

      1.35 "TERM" shall mean the period commencing on the Effective Date and continuing until ***.

      1.36 "TERRITORY" shall mean all countries, territories and other areas of the world.

      1.37 "UNAFFILIATED SUBLICENSEE" shall mean any sublicensee of Abbott under this Agreement other than an Abbott Affiliate.

      1.38  "U.S. FDA" shall mean the United States Food and Drug
Administration and any successor regulatory agency.

      1.39 "U.S. FD&C ACT" shall mean the United States Food, Drug and Cosmetic Act, including any amendments thereto and all regulations promulgated thereunder.

      1.40 "U.S. IND" shall mean an Investigational New Drug Application filed with the U.S. FDA.

      1.41  "U.S. NDA" shall mean a New Drug Application filed with the U.S.
FDA.

      1.42 "VALID CLAIM" shall mean one (1) or more claims of an issued and unexpired LJP Patent which neither has been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, nor has been admitted


                                       11
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by the holder of the LJP Patent to be invalid or unenforceable through reissue, disclaimer, abandonment or otherwise.


                                   ARTICLE II
                        GRANT AND SCOPE OF RIGHTS GRANTED

      2.1 License Rights Granted - LJP hereby grants to Abbott and Abbott Affiliates an exclusive license under LJP Patent Rights and LJP Non Manufacturing Know-How to use, import, offer for sale, and sell the Product in the Territory, which license shall be exclusive even as to LJP and its Affiliates, except as provided in Section 2.2. LJP also hereby grants to Abbott and Abbott Affiliates a non-exclusive, limited license under LJP Patent Rights and LJP Manufacturing Know-How to make and have made the Substance and Product in the Territory, solely in accordance with Article XIV, and Appendix G (Supply Agreement).

      2.2 Manufacturing and Use Rights Reserved - Except as otherwise provided in Article XIV and Appendix G (Supply Agreement), LJP retains the exclusive right to manufacture or have manufactured the Substance, provided that Abbott and its Affiliates shall have the right during the Term to use Substance supplied by LJP hereunder ***. Notwithstanding Section 2.1, LJP retains the right to use, but not market or sell the Substance, the Interim Product and the Product and practice the LJP Patents to develop any product or to develop any product or compound, including (without limitation) any Back-Up Compounds subject to Sections 2.5 and 12.1.

      2.3 Use of LJP Non-Manufacturing Know-How and LJP Manufacturing Know-How - Under the license granted pursuant to Section 2.1, Abbott shall have the right to use and reference LJP Non-Manufacturing Know-How provided to Abbott by LJP in


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
support of ***. Under the license granted pursuant to Section 2.1, Abbott may use LJP Manufacturing Know-How only upon receipt thereof in accordance with
Article XIV below and solely for the manufacture of the Substance and the Product only to the extent authorized under Article XIV. Abbott shall limit access to LJP Non-Manufacturing Know-How and LJP Manufacturing Know-How to those Abbott personnel with a need to know at the time of disclosure to such personnel, and such access shall be limited to the duration of such need to know. Subject to the license rights granted hereunder, LJP retains all ownership rights to all LJP Patent Rights, LJP Non-Manufacturing Know-How and LJP Manufacturing Know-How.

      2.4 Sub-licensing - Abbott shall have the right to sublicense its rights under this Agreement to Unaffiliated Sublicensees, provided that Abbott has obtained LJP's prior written consent on a case-by-case basis, which consent shall not be unreasonably withheld, and that such sub-licensing of Abbott's rights shall not relieve Abbott of any obligations hereunder, including obligations hereunder relating to the activities of its Unaffiliated Sublicensees.

      2.5 Back up Compounds - During the Term, Abbott shall also have the right to exclusively license from LJP and develop with LJP, Back up Compounds ***. LJP shall give Abbott prompt written notice of any such Back up Compounds when nominated for preclinical development. Abbott shall have *** from receipt of such notice to give LJP written notice of Abbott's intention to negotiate with LJP for rights to such Back up Compound.

      2.6 Other Compounds - During the Term, Abbott shall also have the right of first negotiation to exclusively license compounds ***.


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
      LJP shall give Abbott prompt written notice of any such compounds when nominated for preclinical development. ***

      2.7 No Implied Licenses - Any rights not expressly granted by either Party to the other Party in this Agreement are expressly reserved by the Party owning or controlling such rights and, accordingly, no licenses other than those specified herein shall be deemed granted by this Agreement by implication, estoppel or otherwise.

      2.8 Affiliate Performance: Abbott hereby guarantees the performance of its Affiliates of all Abbott obligations under this Agreement.


                                   ARTICLE III
                               MILESTONE PAYMENTS

      3.1 Payments - In consideration of LJP's entering into this Agreement and the rights and licenses granted to Abbott hereunder, during the Term Abbott shall pay LJP milestone payments according to the following payment schedule, consisting of the following milestone payments:

            (1) Effective Date - Within ten (10) business days after the Effective Date, Abbott shall pay LJP Four Million Dollars ($4,000,000).


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            (2)   ***

            (3)   ***

            (4)   ***

            (5)   ***


                                       15
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                  (a)   ***

                  (b)   ***

                  (c)   ***

      3.2 No Refundability - All milestone payments which Abbott is required to make to LJP pursuant to Section 3.1 shall become payable upon the occurrence of the applicable event, and shall be non-refundable once paid. However, if this Agreement is terminated for any reason prior to a given milestone payment becoming due or if the events specified for a given milestone payment do not occur, then Abbott shall have no obligation to make such milestone payment.

                                   ARTICLE IV

                      ROYALTY RATES AND INCENTIVE PAYMENTS

      4.1 Royalty Rates - in further consideration of the rights and licenses granted to Abbott hereunder, Abbott shall pay LJP royalties at the rates set forth below:


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            (A) The royalties shall apply on a country-by-country basis (i) ***
from Initial Commercial Sale in a Major Country or the United States or (ii) ***, or (iii) ***.

            (B) Countries without Competition - Abbott shall pay LJP an annual royalty ("Full Royalty") calculated on the total worldwide aggregate Annual Net Sales in the Territory excluding Net Sales in any country in which royalties are no longer payable pursuant to Section 4.1 (A) during the time in which no Competition exists in a particular country as follows:

                  (1)   on the portion less than ***

                  (2)   on the portion between ***

                  (3)   on the portion between ***; and

                  (4)   on the portion greater than ***.

             (C) Countries With Competition - In countries where Competition exists, the "Full Royalty" shall be reduced, but only for so long as such Competition exists, in a manner reflective of ***. Royalties shall be payable at the Full Royalty rate until ***


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      Any adjustments to the Full Royalty rate based on the existence of
Competition shall be calculated in accordance with the following formula:
                  (1) where Abbott's market share is *** than Abbott's market share prior to the existence of Competition, the royalty shall be *** of the applicable Full Royalty


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                  (2) where Abbott's market share is *** of Abbott's market
share prior to the existence of Competition, the royalty shall be *** of the applicable Full Royalty;

                  (3) where Abbott's market share is *** of Abbott's market share prior to the existence of Competition, the reduced royalty shall be *** of the applicable Full Royalty;

                  (4) where Abbott's market share is *** of Abbott's market share prior to the existence of Competition, the royalty shall be *** of the applicable Full Royalty, and

                  (5) where Abbott's market share is less than *** of Abbott's market share prior to the existence of Competition, the reduced royalty shall be *** of the applicable Full Royalty.

       ***

      Total worldwide aggregate Annual Net Sales figure shall determine the applicable Full Royalty rate. The applicable Full Royalty rate shall then be applied to Annual Net Sales in a particular country on a country-by-country basis in accordance with the level of patent protection and Competition set forth above.

            (D)      Royalty Calculation Example for Countries without
Competition

For illustration purposes, in a calendar year when Annual Net Sales in the entire Territory are ***, the aggregate total royalty to LJP for countries without Competition would be ***, calculated as follows:


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***                     x           ***         =  ***

***                     x           ***         =  ***

***                     x           ***         =  ***

***                     x           ***         =  ***
                                    ---            ---
                                    ***            ***

            (E)   Royalty Calculation Example for Countries with Competition

For illustration purposes, in a calendar year when Annual Net Sales in the entire Territory are ***, the aggregate total royalty to LJP for countries without Competition would be ***, calculated as follows:

***                     x           ***         =  ***

***                     x           ***         =  ***

***                     x           ***         =  ***

***                     x           ***         =  ***
                                    ---            ---
                                    ***            ***

Average Royalty Rate                               ***

Royalty adjustments shall be made by Abbott on a country-by-country basis using the average royalty rate reduced by the Abbott's local market share as follows:


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Sales in Countries with Competition ***

Applicable Full Royalty Rate        ***

Royalty Due Before Adjustments      ***

            Market Share            Adjustment              Royalty Due

            ***                     ***                           ***



         4.2       Incentive Payments -

      (A) Incentive Payments Schedule - Abbott also shall pay LJP the following one time only sales incentive payments for the first year during the Term in which total worldwide aggregate Annual Net Sales achieve each of the following milestone levels:


MILESTONE LEVEL                         INCENTIVE PAYMENT

Upon reaching Annual Net                ***
Sales levels of ***

Upon reaching Annual Net                ***
Sales levels of ***

Upon reaching Annual Net                ***
Sales levels of ***


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
Upon  reaching Annual Net               ***
Sales levels of ***

Upon  reaching Annual Net               ***
Sales levels of ***

TOTAL                                   ***


      Abbott shall make incentive payments within thirty (30) days of the end of the Calendar Quarter in which the applicable milestone level is achieved.


      (B)   Incentive Payments Example



For illustration purposes, one time incentive payments shall be paid for the calendar year in which the total worldwide aggregate Annual Net Sales achieve the designated milestone levels as shown below:

Year                               Yr. 1   Yr.2   Yr. 3   Yr. 4   Yr. 5   Yr. 6   Yr. 7
                                   -----   ----   -----   -----   -----   -----   -----

Annual Net Sales ($MM)              ***     ***     ***      ***     ***    ***     ***

One Time Incentive Payments ($MM)   ***     ***     ***      ***     ***    ***     ***


      4.3 Royalty Reports and Payments - Commencing with the first Calendar Quarter in which Abbott, and its Affiliates make the Initial Commercial Sale, Abbott shall provide LJP with a written report of Net Sales on a country-by-country basis within *** after the last day of March, June, September and December for royalties accruing on Net Sales in the United States during the *** preceding calendar months and within *** after the last day of February, May, August and


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November for royalties accruing on Net Sales in the Territory outside of the
United States during the *** preceding calendar months. Concurrently with the submission of each such written report, Abbott shall pay or cause to be paid to LJP the total amount of royalties shown to be due thereon. In addition, Abbott shall provide LJP with a total worldwide monthly preliminary sales estimate for Product within *** after the last day of each ***.

      4.4 Currency- Abbott shall make all royalty and cost of goods payments to LJP pursuant to Section 4.3 and all other payments due hereunder in U.S. Dollars. Royalty and cost of goods and other payments earned shall be first determined by Abbott in the currency of the country where the Net Sales were made and then converted by Abbott directly to its equivalent in U.S. Dollars. The rates of exchange for converting the currencies involved to U.S. Dollars as quoted by the Wall Street Journal (Midwest Edition) as Foreign Exchange Rates quoted in New York as market rate (bid) on the last business day of the quarterly period in which the royalty and cost of goods payments were earned shall be used by Abbott to determine such conversion rates.

      4.5 No Royalties Payable Between Affiliates - No royalties shall be payable to LJP on sales between Abbott and its Affiliates or between Abbott Affiliates unless the purchaser is the end user of the Product, in which case royalties shall be payable as provided above.

      4.6 No Multiple Royalties - No multiple royalties shall be payable because the Product, its manufacture, use, import, offer for sale or sale is or shall be covered by multiple LJP Patents.


                                    ARTICLE V
                    PAYMENT, RECORD KEEPING AND AUDIT RIGHTS

      5.1 Method of Payment - All payments by either Party to the other Party hereunder (including, but not limited to, Abbott's milestone and incentive payments under Sections 3.1 and 4.2 and royalty and costs of goods payments under Section
4.1 and Sections 6.2, 6.3, and 6.4 of Appendix G.) shall be made in U.S. Dollars and without deduction of any withholdings for any purposes other than taxes, if applicable, to the extent required by law. In the event of any tax withholding, the paying Party will provide the receiving Party with any relevant certificates or documents required for national, state or local tax credit and reporting purposes. Payments hereunder shall not be creditable against any other amounts payable by the other Party under this Agreement. Payments to LJP shall be made by wire transfer to LJP's bank as follows:

         ***

Abbott shall provide LJP with appropriate wire transfer instructions for payments to Abbott. Either Party may change wire instructions for payments to that Party upon written notice to the other Party.
      5.2 Record Keeping and Audit Rights - Each Party shall keep or cause to be kept accurate records relating to Net Sales, royalties, Fully Burdened Development Costs, Fully-Burdened Manufacturing Costs, and any other costs and expenses subject to payment or reimbursement by either Party to the other Party in sufficient detail to enable the amounts payable hereunder to be determined. Upon the written request of either Party (but not more frequently than once in any calendar year), the requesting Party may retain a nationally-recognized, independent certified public accountant,


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
subject to written approval by the other Party (which approval shall not be unreasonably withheld), to review such records to verify the accuracy of the payments made or payable hereunder. Such accountant shall be required to execute a confidentiality agreement in a form reasonably acceptable to the audited Party and shall report to the auditing Party only the amount of any underpayment or overcharge. Within *** after completion of such review, the Parties shall reconcile any underpayment or overcharge. The auditing Party shall pay the cost of any review of records conducted at its request under this Section . However, if the review establishes underpayment or overcharge by the audited Party of over *** during the period of the review, the audited Party shall promptly reimburse the auditing Party for the fees and expenses of the accountant. Such audit rights shall survive termination or expiration of this Agreement, but may be exercised by the Parties only with respect to records for the current calendar year and the preceding ***.


                                   ARTICLE VI
                      PRODUCT DEVELOPMENT AND REGISTRATIONS

      6.1   Development and Registration Activities

            (A) Abbott Activities - In accordance with the Development Plan, Abbott shall undertake development and registration activities for the Product in the Territory, including but not limited to conducting or having conducted, and completing or having completed, all clinical studies and other activities required for Regulatory Approvals under the Development Plan. Abbott shall use Commercially Reasonable Efforts to pursue such development and registration activities under the Development Plan with the objective of filing applications for Regulatory Approval throughout the Territory. Abbott's Regulatory Approvals in the Territory shall be owned solely by Abbott.

            (B) LJP Access to Data - Abbott shall provide LJP, within a reasonable time, with access to information and data reasonably requested by LJP relating to Abbott's development and registration activities, including but not limited to, medical and statistical study reports for individual studies, clinical data summaries, and expert reports, but excluding Product registration packages and registrations.

            (C) LJP Activities - Pursuant to the Development Plan, LJP shall use Commercially Reasonable Efforts to assist Abbott in performing development and registration activities for the Product in the Territory.

             (D) Health registrations - Abbott shall use Commercially Reasonable Efforts to obtain all necessary Regulatory Approvals in the Territory taking into account the relative importance of the individual markets on a per country basis. Abbott and LJP shall keep each other informed concerning regulatory filings for the Product. The parties agree that they will work together to minimize regulatory issues that may become problems for one another. Abbott and LJP also agree to keep one another fully informed of changes in the manufacture of Substance or Products that may create regulatory issues for one another and will work with one anther to minimize these issues. Abbott further agrees to use its Commercially Reasonable Efforts to file for all Regulatory Approvals in the United States and Major Countries for Products within *** from the Effective Date.

            (E) Decision on United States/European Clinical Trials - Within *** of the availability of the final Abbott approved scientific report from the 90-05 study, and any other United States or European major clinical study, Abbott will inform LJP whether it has decided to file for Regulatory Approval, initiate additional studies or terminate the Agreement pursuant to Section 19.4(C) or take other action after review with LJP, provided that any other actions shall be mutually agreed upon.

      6.2 Development Costs - Commencing as of January 1, 1997 and continuing for the remainder of the Term, Abbott shall bear the costs and expenses related to clinical development for the Product, including toxicology, carcinogenicity, process development, registration and regulatory activities, including costs of filing, obtaining and maintaining all Regulatory Approvals throughout the Territory, including existing obligations, such as the LJP 90-05 Study. Abbott will transfer funds to LJP at LJP's Fully Burdened Development Cost as defined in Appendix B, and excluding the activities being directly funded by Abbott. Abbott will transfer these funds, as needed, at least *** in advance, on a monthly rolling basis for each subsequent time period based on the approved budget, except for the first payment, which shall be due on *** upon completion of the Development Plan for the first Calendar Quarter. LJP shall bear the cost of providing manufacturing capacity and Manufacturing Scale Up subject to Appendix B and the Supply Agreement, Appendix G.

      6.3   Development Plan

            (A) Completion of Development Plan - The Parties shall in good faith agree upon and complete the Development Plan within *** days after the Effective Date. The Development Plan shall cover the detailed plans for various studies including costs, timing, data management, adverse event reporting, etc., as well as include language concerning diligence, delays and remedies for potential problems. ***

            (B) Changes - The Parties recognize that LJP has developed a level of clinical development capability, expertise and staffing and that it is LJP's intention to maintain a clinical development team and it is Abbott's intention to access the capabilities of this team in support of development of the Product. Abbott may make any changes to the Development Plan as Abbott deems necessary or appropriate, provided that Abbott will not, if at all practical, adversely impact LJP clinical development capability and shall give due consideration to the intentions of the Parties under the preceding sentence and that LJP has been given a reasonable opportunity to review and consult with Abbott as to any such changes.

      6.4   Executive Committee and Development Team

            (A) Within *** of the Effective Date, the Parties shall form an executive committee ("Committee"), which shall be primarily responsible to ***. The Committee shall consist of *** members from Abbott and *** members from LJP. Each Party shall notify the other Party in writing of its designated members and any replacements.

            (B) The Parties shall also appoint a project team ("Development Team") to ***. The Development Team shall report to the Committee on the progress of the Development Plan on a *** basis.

            (C) The Parties shall also designate a key contact person at each company who will be responsible for managing all communications between the Parties.

      6.5   Development Team Responsibilities

            (A)   As part of its responsibilities, the Development Team shall

                  (1)   ***;

                  (2)   ***;

                  (3)   ***;

                  (4) ***. The Party hosting each meeting of the Development Team promptly shall prepare, and deliver to the other Party within *** after the date of such meeting, minutes of such meeting setting forth all decisions of the Development Team relating to the Development Plan in a form and content reasonably acceptable to the other Party.

            (B) The Development Team shall meet at least once every *** during the term of the development of the Product(s), at such times and places as agreed to by LJP and Abbott, alternating between San Diego and Abbott Park, or such other locations as the parties shall agree. Meetings of the Development Team may be attended by such other directors, officers, employees, consultants and other agents of LJP and Abbott as the Parties from time to time reasonably agree.

      6.6      Research and Development Budget

            (A) The Development Team shall be responsible for reviewing and proposing timelines for research and development activities as well as an annual research and development budget ("Annual R&D Budget"). The Parties shall prepare general timelines and detailed budget estimates for all research and development activities as part of the Development Plan. In addition, the Development Plan shall also contain the agreed upon Annual R&D Budget for 1997. Within *** of the

            Effective Date, the Development Team will prepare a detailed budget for 1997 ***.

            (B) For 1998 and every year of the Development Plan thereafter, the Development Team shall propose an Annual R&D Budget to the Committee for approval by *** of the preceding year. On or before *** of the preceding year, the Committee shall review the Development Team's proposed Annual R&D Budget and submit it, together with any recommended changes for Abbott's final review and approval.

            (C) The Development Team may propose adjustments to the Annual R&D Budget up to two (2) times per year, using the same mechanism referenced above in (B) for the initial Annual R&D Budget, in accordance with the following time frames:

      Development Team              Committee Review
      Proposes                      and Proposes               Abbott Approves
      ----------------              ----------------           ---------------

      1.  ***                          ***                           ***

      2.  ***                          ***                           ***

            (D) Subject to Abbott's obligations under Sections 6.1A Abbott shall have the ultimate right to approve the Annual R&D Budget (and any adjustments thereto) for each year during the Development Plan.

      6.7   LJP Documentation and Data

            (A) LJP Non-Manufacturing Know-How - As soon as practicable after the Effective Date, but in no event later than *** thereafter, LJP shall provide Abbott with the LJP Non-Manufacturing Know-How, primarily the data included in LJP's United States IND, and all other documentation, information and data listed or referenced in the Development Plan, but not LJP Manufacturing Know-How and Abbott shall be authorized to use and reference the same solely as provided in
Section 2.3 above. Any Product Drug Master Files ("DMFs") compiled or owned by LJP shall remain the property of LJP, but LJP shall provide appropriate authorization letters to relevant regulatory bodies in the Territory within *** after the Effective Date to enable Abbott to reference such DMFs for purposes of Abbott's applications for Regulatory Approval and regulatory compliance activities in the Territory. At Abbott's option, LJP shall also take all actions necessary or appropriate to transfer the sponsor obligation for the U.S. IND and equivalent regulatory filings for the Product in the Territory to Abbott within *** after the Effective Date. Abbott agrees not to access the proprietary information in the CMC section of the existing or previous INDs, except as provided in Article XIV but will be able to access the non-proprietary CMC sections which LJP shall supply to Abbott. If Abbott requests LJP to transfer the sponsor obligation to Abbott, LJP shall create a DMF for the proprietary section information and file the DMF and provide Abbott the DMF's reference number. At Abbott's option, Abbott may require LJP to support the U.S. IND and file the U.S. NDA with the FDA. Abbott shall still maintain all responsibility and control of this NDA filing, subject to Sections 6.1A and 6.1D.

            (B) Abbott Access to Data - During the Term, LJP shall provide Abbott, within a reasonable time, with access to all clinical documentation, information and data resulting from LJP's Product research and development activities in the Territory which Abbott requires for regulatory filings in the Territory or which Abbott may reasonably request, including but not limited to, case report forms, monitoring documents, patient informed consents, institutional review board approvals, medical and statistical study reports for individual studies, clinical data summaries, and expert reports. Upon Abbott's request, LJP shall provide Abbott with copies of such documentation and data.

            (C) Information and Documentation for LJP Patent Extensions - Abbott shall notify and provide to LJP, within *** after each Regulatory Approval in the Territory has been received in writing by Abbott, written confirmation of such Regulatory Approval to enable LJP to fulfill its obligations with respect to seeking LJP Patent extensions pursuant to Section 11.1. Abbott, shall also provide to LJP any other documentation required by the relevant patent authorities, as requested by LJP, as soon as practical.


                                   ARTICLE VII
                     PRODUCT MARKETING AND SALES ACTIVITIES

      7.1 Product Launch - Abbott shall use Commercially Reasonable Efforts to launch the Product or cause the Product to be launched as soon as practical in every country of the Territory where Abbott or its Affiliates or Unaffiliated Sublicensees have obtained Regulatory Approval. Notwithstanding the foregoing, Abbott may, acting in good faith in the exercise of its reasonable business judgment, determine either to delay the launch of the Product or not to launch the Product in any given country of the Territory, which decision shall not be deemed a failure by Abbott to use Commercially Reasonable Efforts in such country and also shall not be deemed an abandonment of Abbott's rights in such country. If Abbott or its Affiliates or Unaffiliated Sublicensees delay the launch of the Product in any country for more than *** after Abbott or its Affiliates or Unaffiliated Sublicensees have obtained Regulatory Approval in such country, LJP may commence dispute resolution proceedings against Abbott pursuant to Article XXIV and Abbott shall have the burden of proving that such delay was attributable to bona fide business reasons affecting the Product.

      7.2 Abbott Sales and Marketing Activities - During the period commencing with Regulatory Approval in each country of the Territory on a country-by-country basis and for the remainder of the Term, Abbott shall use Commercially Reasonable Efforts to promote, market and sell the Product in the Territory.

      7.3 Marketing Costs and Expenses - Except as provided in Section 7.4 and as otherwise agreed in writing by the Parties, Abbott shall bear all costs and expenses related to sales and marketing activities for the Product under this Agreement.

      7.4   Cooperative Marketing Activities

            (A) LJP, at its option and its own expense, may hire marketing support specialists to assist Abbott in educating the rheumatologists, in their offices in the U.S. All activities will be coordinated with Abbott and agreed by the Parties in writing. All educational and promotional material must have Abbott medical, regulatory, and commercial approval and comply with all regulatory filings, approvals and requirements.

            (B) Abbott will be solely responsible for calls on nephrologists, managed care, integrated systems, family practitioners, and the acute hospital setting.

      7.5 Marketing Review Meetings - At least once each *** after Abbott's first Regulatory Approval, for a period of *** thereafter, and at least once each *** after such *** period, representatives of the Parties shall review Abbott sales and marketing activities and LJP cooperative activities.

      7.6 Export Control Laws - Abbott shall comply with all applicable export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, shall not export, or allow the export or re-export of any Confidential Information or Products or any direct product thereof in violations of any such restrictions, laws or regulations or, without obtaining all necessary approvals and authorizations if any, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations or any successor supplement or regulations);

Abbott shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of all material or items deliverable by LJP to any location and shall at LJP's request demonstrate to LJP compliance with all applicable laws and regulations prior to delivery thereof by LJP.

      7.7 Abbott Product Claims - Abbott shall only make claims, representations or warranties directly or indirectly to any third party about the Product that are consistent with the Product's Regulatory Approvals and other scientific literature.

      7.8 Sample Distribution - Abbott shall be solely responsible for complying with all laws and regulations related to the distribution of samples of Products in any part of the Territory. Any fines and/or penalties for failure by Abbott to comply with any requirement or regulation shall be the sole responsibility of Abbott


                                  ARTICLE VIII
                          CONFIDENTIALITY AND PUBLICITY

      8.1 Confidentiality Obligation - Each Party shall hold the other Party's Confidential Information (as defined below) of which it becomes informed in connection with this Agreement in strictest confidence and shall not disclose such Confidential Information to third parties or otherwise use it, except to the extent such use or disclosure is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

      8.2 Permitted Disclosures - Permitted disclosures of Confidential Information hereunder include, but are not limited to: (A) disclosures to regulatory agencies to the extent required for Regulatory Approval, including but not limited to, Abbott Product registrations and applications in the Territory and (B) disclosures to the Parties' Affiliates, employees, agents and independent approved subcontractors (including clinical investigators, consultants and contract research organizations) who have a bonafide "need to know," and Unaffiliated Sublicensees (in the case of Abbott), provided that for disclosures to parties other than Affiliates the disclosing Party shall obligate the recipients to maintain the confidentiality of Confidential Information under terms substantially similar to those contained in this Article VIII.

      8.3 Confidential Information - "Confidential Information" includes, but is not limited to, any information relating to the terms of this Agreement, the Product, LJP Non-Manufacturing Know-How, LJP Manufacturing Know-How, the Development Plan, Abbott Regulatory Know-How, clinical and non-clinical studies involving the Product, and all sales and marketing plans for the Product, as well as information concerning all other products and the business affairs, manufacturing processes and other activities of the disclosing Party that are designated as confidential in writing or orally disclosed, provided such oral disclosure is confirmed as confidential in writing within thirty (30) days thereafter. However, Confidential Information shall not include any information:

            (A) Publicly Available Information - Which at the time of disclosure is or later comes into public domain by publication or otherwise through no fault of the receiving Party;

            (B) Previously Known Information - Which can be demonstrated by documentation or other competent proof to have been in the receiving Party's possession prior to disclosure hereunder;

            (C) Subsequently Received Information - Which is subsequently received by the receiving Party from a third party who is not bound by any confidentiality undertaking to the disclosing Party or to any of its Affiliates with respect to said information;

            (D) Independently Developed Information - Which can be demonstrated by documentation or other competent proof to have been independently developed by or for the receiving Party without reference to the disclosing Party's Confidential Information, or

            (E) Legally Required Disclosures of Information - Which is legally required to be disclosed pursuant to any statute or regulation or any judicial or administrative order.

      8.4 Duration of Confidentiality Obligation - The confidentiality obligations of the Parties hereunder shall remain in effect during the Term and for *** thereafter.

      8.5 Publicity and Announcements - It is recognized by the Parties that LJP may under certain circumstances need to disclose development and commercialization activities and Abbott will not unreasonably withhold its approval and support of the LJP development and commercial activities necessary to generate and disclose this information. Unless agreed upon in writing by the Parties, neither Party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, any amendment hereto, performance by the Parties hereunder, or the Product, except where a Party believes in good faith that disclosure is required or advisable under applicable laws or regulations in which event such Party shall give the other Party *** to review the form and content of any written announcement before such legally required or advisable disclosure is made. Except for customary discussions with current or prospective investors and analysts, or at securities, industry, scientific, or similar conferences or as required or advisable under applicable laws or regulations, each Party shall give the other Party a reasonable opportunity (not to exceed ***) to review the content of any oral announcement before it is made. Notwithstanding the foregoing, however, where urgent, unusual and rare circumstances required immediate disclosure in the opinion of the Parties' counsel, the Parties shall use their best efforts to provide advanced notice to each other, but the *** notice requirement shall not apply.

            8.6 Scientific Media Plan and Publication - Abbott shall develop a media strategy for the Product and shall consult with LJP for its input. The objective of the media strategy shall be to detail the publication of the Product's clinical data and to present the clinical data at the appropriate marketing meetings/targets. The media strategy shall focus on primary presentations and journal submissions of the clinical and preclinical studies of the Product to be submitted as part of the U.S. NDA. Specific end point for media targets shall be defined so that abstract and manuscript concepts may be developed and authors determined. LJP and Abbott employees may be considered as authors in addition to investigators and outside experts. Abbott shall have the responsibility to maintain and update the media strategy. Abbott shall consult with LJP, but Abbott shall have the final responsibility, except in the 90 - 05 study, where the authorship mechanism has already been defined, to assign authors, draft publications, and submit to journals. Following the Effective Date, LJP shall not submit scientific publications on the Substance or the Product without Abbott's prior written approval within ***, which approval shall not be unreasonably withheld.

                                   ARTICLE IX

                                   TRADEMARKS

            9.1 Abbott Trademarks - Abbott and its Affiliates shall market and sell the Product in the Territory under Abbott Trademarks to be selected and owned by Abbott and its Affiliates. Abbott and its Affiliates shall, at its expense, file applications for registration, prosecute and maintain the Abbott Trademarks.

      9.2 Use of LJP Trademarks and LJP Tradedress - At each Party's option, the Products may bear the tradedresses of Abbott and LJP wherever possible. The name of LJP as manufacturer will appear on the Product's package label and insert. LJP's name as a manufacturer will appear on certain promotion materials, except where prohibited by law or regulation. Abbott shall have a royalty free license to use those LJP technology related trademarks that LJP uses or intends to use with products. If Abbott abandons a market, or the Agreement is terminated in its entirety or in any country, except by Abbott under Section 19.2 for breach by LJP, LJP shall have the option to obtain a royalty bearing license on the Abbott Trademark, for use exclusively with the Product upon reasonable terms to be negotiated and if LJP so elects, then LJP shall pay the applicable maintenance fees and enforcement costs.

      9.3 No Inconsistent Actions - Neither Party shall take any actions inconsistent with the other Party's ownership of such other Party's trademarks, trade names, logos or the like, including (without limitation) by registering or attempting to register the same. Neither Party shall use any trademarks, trade names, logos or the like that are confusingly similar to the trademarks, trade names, logos or the like of the other Party for any Product. Each Party shall obtain the prior written consent of the other Party, not to be unreasonably withheld or delayed, to such Party's manner of using the other Party's trademarks, trade names, logos and the like.


                                    ARTICLE X
                    PATENT OWNERSHIP, KNOW-HOW AND WARRANTIES

      10.1 LJP Patent Rights Ownership - Subject to the license rights granted to Abbott hereunder, LJP retains all ownership of all LJP Patent Rights and shall be responsible for filing, prosecuting, maintaining and defending LJP Patent Rights pursuant to Article XI.

      10.2 Ownership of Joint Inventions - For all inventions (if any), made jointly by the Parties according to the named inventors therefor, which inventions arise from the performance of this Agreement, the Parties shall apply for patent protection therefor upon the written request of either Party. Patent protection for such invention(s) shall be applied for jointly in the name of the Parties as co-assignees and co-owners of such invention(s) and all patent application preparation, filing, maintenance and prosecution responsibilities and costs thereof in the Territory shall be shared equally by the Parties. If one of the Parties does not wish to share equally in the patent application and related costs and expenses in any country of the Territory, then the other Party may seek, obtain and maintain such patent(s) solely in its own name and at its sole expense and shall have sole and exclusive rights to use the inventions covered by such patent(s) without payment of any royalties or compensation to the non-paying Party. Without limiting the generality of the foregoing, in the event that either party does not wish to share in such cost and expenses, then notwithstanding anything to the contrary contained in this Agreement, such party shall have no license or other rights in respect of such patent(s). Joint Inventions pursuant to this Section shall not be included within LJP Patent Rights.

      10.3 LJP Patent Warranties - LJP warrants and represents that: (A) Appendix D sets forth all of the LJP Patent Rights as of the Effective Date; (B) LJP has not granted any licenses or other rights to any third party inconsistent with the licenses and other rights granted to Abbott hereunder; and (C) to the best of LJP's knowledge, LJP is not aware of any prior art which would cause LJP Patent Rights to be invalid and unenforceable, (D) to the best of LJP's knowledge there are no existing valid third party patents or other proprietary rights in the Territory that might be infringed by the manufacture, marketing, sale or use of the Product (excluding any aspects thereof other than Substance) in the Territory by Abbott, its Affiliates and Unaffiliated Sublicensees or by the manufacture of the Substance in the Territory by LJP and its Affiliates and approved subcontractors.

      10.4 Know-How - LJP warrants and represents that as of the Effective Date, it is not subject to any legal or contractual obligations that would prohibit it from licensing or disclosing to Abbott any LJP Non-Manufacturing Know-How or LJP Manufacturing Know-How in accordance with the terms of this Agreement.

      10.5 Abbott Intellectual Property - Except as expressly stated in Article IX, Section 10.2 and section 20.1 (C), Abbott Trademarks, Abbott Regulatory Know-How and all other Abbott owned or controlled trademarks, copyrights and patents shall remain the sole and exclusive property of Abbott and LJP shall acquire no rights thereto.

                                   ARTICLE XI
                       PATENT PROSECUTION AND INFRINGEMENT

      11.1 Patent Filing and Prosecution - During the Term, except as otherwise provided in Section 10.2, LJP shall, at its sole expense, file, prosecute, maintain and defend LJP Patent Rights in the countries listed in Appendix D and LJP shall control all LJP Patent Rights filings and actions. LJP shall file and prosecute to obtain extensions of all LJP Patents included in LJP Patent Rights in any countries in which such extensions are available. Notwithstanding the foregoing, LJP shall not be required to file, maintain or defend any LJP Patent Rights or to obtain any LJP Patent extensions where LJP does not believe that such activities are commercially justified, except that LJP shall not, without Abbott's prior written consent, abandon (i) any currently issued LJP Patents, or
(ii) any LJP Patent Applications or (iii) petitions for extensions of LJP Patent Rights. In the event that LJP determines that any of the foregoing activities are not commercially justified, LJP shall promptly notify Abbott, and Abbott shall have the right, at its sole expense, to undertake such activities. LJP shall assist Abbott, as reasonably requested by Abbott and at Abbott's expense, in the event Abbott determines to undertake such activities.

      11.2 Notification of Infringement - The Parties shall promptly inform each other of any information that comes to their attention involving actual or apparent infringements or misappropriations of LJP Patent Rights, LJP Manufacturing Know-How, LJP Non-Manufacturing Know-How, Abbott Regulatory Know-How or Abbott Trademarks by any third party, or claims of alleged infringement made by any third party in the Territory against LJP, LJP Affiliates, Abbott, Abbott Affiliates, or any Unaffiliated Sublicensees resulting from the manufacture, import, offer for sale, sale or use of the Substance or the Product.

      11.3 Infringement of Third Party Rights - LJP shall direct or defend in its own name and at its own expense any legal or other action or proceeding, including any settlement or negotiation, with respect to any alleged infringement of a third party patent or other proprietary right as a result of Abbott, its Affiliates or Unaffiliated Sublicensees making, having made, using or selling the Product in the Territory (but only to the extent relating to the Substance) or LJP or its Affiliates or approved subcontractors manufacturing the Substance. Notwithstanding the foregoing, LJP may elect, following consultations with Abbott, not to defend any such action based on an analysis of the market potential in the affected country. During the pendency of any such proceeding or any appeal thereof, *** of royalties payable under Section 4.1 in the country in which such proceeding is pending shall be paid by Abbott into an interest-bearing escrow account pending the outcome of such proceeding. Upon a favorable final resolution of such proceeding or any appeal thereof, Abbott shall resume paying LJP full royalties in such country, and all funds in such escrow account shall be paid to LJP. Upon an unfavorable final resolution of such proceeding or any appeal thereof or if LJP fails to defend such action, the funds in such escrow account shall be applied toward the damage award in such action, if any, and the balance, if any, paid to LJP.

      11.4 Termination for Infringement - Should Abbott be prevented by reason of a non-appealable judgment of a court of competent jurisdiction against it from making pursuant to Section 14.1 using or selling the Product in the United States or any Major Country, then, as to that part of the Territory so affected, Abbott may terminate this Agreement upon written notice to LJP, and the Parties shall make a final transition accounting and settlement for outstanding bona fide costs, payments and expenses to which each Party is entitled hereunder.

      11.5  Third- Party Infringement of LJP Patents

            (A) LJP Enforcement - LJP shall, at its own expense, have the first right to commence appropriate measures to enforce LJP Patents against third party infringements after LJP becomes aware of such infringement including, but not limited to, notifying the infringing third party of such infringement and demanding that such third party cease and desist from such infringement within the following time frames: (i) with respect to LJP Composition Patents, *** (ii) all other LJP Patents, *** in any of the countries listed in Appendix H. If such infringement does not cease, LJP shall commence a legal proceeding to enforce LJP Patents against third party infringements within *** of the date LJP becomes aware of such infringement. Upon LJP's request, Abbott shall provide reasonable assistance in pursuing infringers. LJP shall, at its own expense, use Commercially Reasonable Efforts to enforce its patents against unlicensed third parties selling Competing Products not encompassed by the LJP Patent Rights granted to Abbott. If LJP elects not to enforce such patents, Abbott shall have the option to commence legal proceedings pursuant to Section 11.5(B).

            (B) Abbott Enforcement - If within *** of the date LJP becomes aware of any alleged third party infringement, either directly or by notice from Abbott, LJP fails to commence a legal proceeding pursuant to Section 11.5A, or if at any time LJP discontinues such proceeding, Abbott may, at its option, commence, continue or intervene, as the case may be, in such proceeding. Abbott's commencement, continuation or intervention in such proceeding shall be at Abbott's own expense, provided that Abbott shall be entitled to retain all recoveries in such proceeding or any appeal thereof. Such commencement, continuation or intervention by Abbott shall not relieve LJP of its obligations under Section 11.5(A) provided that in any dispute resolution proceeding brought by Abbott against LJP for a breach of

            Section 11.5(A) Abbott shall not be entitled to recover the costs of such commencement, continuation or intervention.

            (C) Notwithstanding (A) and (B) above, where statutory notice provisions apply, LJP shall have *** after LJP becomes aware of third party infringement to commence appropriate measures to enforce the Patents against third party infringement. After ***, provided LJP has not commenced legal actions, Abbott may at its option take action under 11.5 (B).


      11.6 Allocation of Recoveries - In any action brought by or against a third party infringer, any monetary damages or compensation recoveries obtained in LJP's and/or Abbott's favor in connection with such actions shall be allocated as follows: (A) first, the prosecuting Party or Parties shall recover reasonable attorneys' fees and expenses and (B) the remainder shall be allocated between Abbott and LJP so as to fairly reflect (i) Abbott's lost profits and other damages, and (ii) the amounts that LJP would have been paid hereunder had Abbott made the lost sales for which Abbott is being compensated through such damage award.

      11.7 Mutual Cooperation - In the event of any patent infringement litigation in the Territory involving the Product and any LJP Patent Rights, the non-prosecuting or non-defending Party shall render such reasonable assistance as may be requested by the prosecuting or defending Party in connection with such infringement actions. If one party requests the other Party's reasonable assistance in connection with such infringement claims or actions, the requesting Party shall reimburse the other Party for such direct, documented out-of-pocket expenses as are reasonably incurred during the course of its providing such requested assistance. Before incurring such expenses, the Parties shall in good faith agree in writing on the nature and extent of assistance to be rendered, and an estimate of the total expenses, which expenses shall be monitored periodically.


                                   ARTICLE XII
                               COMPETING PRODUCTS

      12.1 Obligations With Respect to Competing Products - For a period from the Effective Date until (a) *** after the first Regulatory Approval in any country in the Territory, or (b) expiration or Termination of the Agreement, whichever is sooner, each Party and its Affiliates shall not ***.

                                  ARTICLE XIII
                     PRODUCT WARRANTIES AND INDEMNIFICATION

      13.1  Warranties and Limitations

            (A) LJP Warranties - LJP warrants and represents that the Substance and Interim Product manufactured by LJP, its Affiliates or approved subcontractors and delivered to Abbott, its Affiliates or Unaffiliated Sublicensees hereunder shall (i) from the date of shipment until the end of the specified shelf life conform to the Specifications and all applicable laws and regulations relating to the manufacture of the Substance and Interim Product, including, but not limited to, applicable supranational, national and local laws in the country where manufacturing occurs and U.S. FDA Good Manufacturing Practices and equivalent Good Manufacturing Practices in Europe and Japan to the extent applicable to LJP, its Affiliates or approved subcontractors as the manufacturer(s) of the Substance and Interim Product and (ii) be transferred free and clear of any security interests, liens and encumbrances.

                  (B) Limitations - Except as otherwise expressly stated herein, no warranties or representations, express or implied, including the warranties of fitness for a particular purpose and merchantability, regarding the Product, the Substance and Interim Product, or any other matters are made or shall be deemed to have been made by LJP. Subject to LJP's warranty and indemnification obligations hereunder for the Substance and Interim Product, LJP shall have no responsibility or liability for Product used, supplied, marketed, or sold by Abbott, its Affiliates or Unaffiliated Sublicensees after the Substance has been incorporated into Product by Abbott, its Affiliates or Unaffiliated Sublicensees.

      13.2  Reciprocal Indemnification Provisions

            (A) LJP Indemnification - LJP shall defend, indemnify and hold Abbott, its Affiliates, and Unaffiliated Sublicensees, and the officers, directors, employees and agents of each, harmless from and against any and all liabilities, damages, claims, demands, costs, or expenses (including reasonable attorneys' fees) claimed by any third party for any property or other economic loss or damage or injury or death suffered by it to the extent the same is determined to have been caused by the negligence, fault, willful wrongdoing or any other act or omission or breach of this Agreement relating to LJP's, its Affiliates' or approved subcontractors' manufacture of the Substance and Interim Product supplied to Abbott, its Affiliates and Unaffiliated Sublicensees, subject to the conditions of indemnification set forth in Section 13.3.

            (B) Abbott Indemnification - Abbott shall defend, indemnify and hold LJP, its Affiliates and approved subcontractors, and the officers, directors, employees and agents of each, harmless from and against any and all liabilities, damages, claims, demands, or costs, or expenses (including reasonable attorneys' fees) claimed by any third party for any property or other economic loss or damage, injury or death suffered by it to the extent the same is determined to have been caused by the negligence, fault, willful wrongdoing or any other act or omission, or breach of this Agreement relating to Abbott's, its Affiliates' or Unaffiliated Sublicensees' manufacture, development, registration, marketing or sale activities involving the Product, subject to the conditions of indemnification set forth in Section 13.3.

      13.3 Conditions of Indemnification - With respect to any indemnification obligations of either Party to the other Party under this Agreement, including but not limited to the indemnification obligations of the Parties under Sections 13.2(A) and 13.2(B), the following conditions must be met for such indemnification obligations to become applicable: (A) the indemnified Party shall notify the indemnifying Party promptly in writing of any claim which may give rise to an obligation on the part of the indemnifying Party hereunder; (B) the indemnifying Party shall be allowed to timely undertake the sole control of the defense of any such action and claim, including all negotiations for the settlement, or compromise of such claim or action at its sole expense; and (C) the indemnified Party shall render reasonable assistance, information, co-operation and authority to permit the indemnifying Party to defend such action, it being agreed that any out-of-pocket expenses or other expenses incurred by the indemnified Party in rendering the same shall be borne or reimbursed promptly by the indemnifying Party.


                                   ARTICLE XIV
                          STANDBY MANUFACTURING RIGHTS

      14.1 Inability to Manufacture - LJP shall promptly notify Abbott in writing of any circumstances rendering it unable to manufacture or supply the Substance and the Interim Product for more than *** pursuant to its obligation under the Supply Agreement, Appendix G, and the estimated duration of such circumstances. If LJP is unable to supply the Substance and the Interim Product pursuant to its obligations under the Supply Agreement, Appendix G, *** or more consecutive days for any reason (including but not limited to a Force Majeure event), representatives of the Parties shall meet to review the reasons for the inability to supply and discuss whether LJP, Abbott or a third party would be in the better position to resume or commence (as applicable) manufacture of the Substance and Interim Product as expeditiously as possible. If LJP (A) does not inform Abbott that LJP believes it (or its approved subcontractor) is in the better position to do so, with reasonable technical assistance from Abbott, or (B) LJP cannot demonstrate to Abbott's reasonable satisfaction that LJP (or its approved subcontractor) is in a better position to do so, with reasonable technical assistance from Abbott, then Abbott may, at its option and expense, elect to manufacture or have a third party manufacture subject to the limitations of this paragraph. Within *** after the Effective Date, and with updates as appropriate thereafter, LJP will place all regulatory filing documentation including the drug master file for Substance and Interim Product and all LJP Manufacturing Know-How documentation necessary for Abbott to manufacture the Substance and the Interim Product with an independent third party escrow agent for Abbott's use under this standby right. To the extent necessary to implement such standby manufacturing rights, LJP hereby grants Abbott a contingent non-exclusive license under LJP's Patent Rights and LJP Manufacturing Know-How to make, have made, use, import, the Substance and Interim Product in the Territory, which license shall become effective only under the circumstances specified in this Section 14, and LJP shall provide Abbott with such manufacturing assistance and documentation as Abbott may require in connection therewith. To the extent that Abbott's use of LJP's Manufacturing Know-How results in a liability for LJP to pay royalties to a third party, Abbott shall bear the expense of such royalties for the duration of Abbott's use of LJP's Manufacturing Know-

How. Abbott's exercise of this right will not supersede LJP's obligation to manufacture all of Abbott's requirements for Substance and the Interim Product. LJP shall notify Abbott when it can manufacture all of Abbott's requirements for Substance and the Interim Product, and then Abbott shall cease to manufacture or have manufactured within a reasonable time period, except where Abbott has incurred a substantial and irrevocable investment in facilities and equipment that is not reimbursed by LJP. LJP will also provide Abbott, at its expense, reasonable manufacturing support during the time when Abbott is exercising these standby manufacturing rights.

      14.2 Mutual Agreement - In addition, LJP may, at any time, grant Abbott the option to exercise standby manufacturing rights for the Substance and the Interim Product upon such terms as shall be agreed upon in writing by the Parties, provided that such grant to Abbott shall not relieve LJP of its supply obligations under the Supply Agreement, Appendix G.


                                   ARTICLE XV
                      MANUFACTURING INSPECTIONS AND CHANGES

      15.1 Inspections - Each Party reserves the right to inspect the other Party's manufacturing facilities for the Substance, Interim Product and Product and related books and records at any time upon reasonable prior notice to the extent necessary or appropriate to ensure the other Party's compliance with the terms of this Agreement relating to the manufacture of Substance Interim Product and Product and prior to any Regulatory Approval and prior to LJP's commencement of manufacturing operations. The books and records subject to inspection include, but are not limited to, batch records, manufacturing procedures and guidelines, and all quality assurance/quality control documentation. Each party shall furnish to the other copies of all reports prepared concerning these inspections or audits. The foregoing books and records, and all information and data contained therein, shall be deemed LJP Confidential Information or Abbott Confidential Information hereunder, as applicable, and shall not be used for any purpose other than as provided in the Section 15.1 or as otherwise expressly authorized in this Agreement.

      15.2 Regulatory Inspections - LJP shall allow representatives of the U.S. FDA and any other regulatory agency or authority with jurisdiction over the manufacture of Substance or Interim Product to tour and inspect all facilities utilized by LJP in the manufacture, testing, packaging, storage, and shipment of the Substance Product or Interim Product sold under this Agreement, upon prior reasonable notice, and shall cooperate with such representatives in every reasonable manner. LJP shall notify Abbott promptly whenever LJP receives notice of a pending inspection of its manufacturing facilities by any regulatory agency. LJP shall also provide Abbott with a copy of any U.S. FDA Form 483 notices of adverse findings, regulatory letters or similar notifications it receives from any other governmental authority setting forth adverse findings or non-compliance with any applicable laws, regulations or standards relating to the items supplied by it hereunder within *** of its own receipt thereof. LJP shall also provide Abbott with a copy of LJP's proposed written response to such governmental authority before submission and shall incorporate any changes thereto which Abbott may reasonably and timely request.

      15.3  Manufacturing Changes

            (A) Required Manufacturing Changes - Such changes that are required to comply with applicable laws and regulations shall be deemed "Required Manufacturing Changes." LJP shall implement Required Manufacturing Changes as soon as practicable in a reasonable time period, after receipt of Abbott's request or within the time frame required by the U.S. FDA or any corresponding regulatory authority in the Territory. If LJP does not implement Required Manufacturing Changes within the time frame referenced in the preceding sentence or notify Abbott in writing that LJP disputes whether Abbott's requested changes are Required Manufacturing Changes, then Abbott shall have the option to exercise standby manufacturing rights for the Substance and the Product pursuant to Section 14.1 until such time as LJP implements such Required Manufacturing Changes except where Abbott shall incur a substantial and irrevocable investment in facilities and equipment which is not reimbursed by LJP. If LJP notifies Abbott in writing that LJP disputes whether Abbott's requested changes are Required Manufacturing Changes, then LJP shall implement such changes at Abbott's expense such changes at Abbott's expense and the Parties shall resolve such dispute by reference to a mutually agreed upon independent third party regulatory expert as soon as possible for a binding determination of whether the requested changes are Required Manufacturing Changes. If such independent third party regulatory expert determines that Abbott's requested changes are Required Manufacturing Changes, LJP shall repay Abbott for such changes as soon as possible.

            (B) Abbott-Initiated Manufacturing Changes - Abbott may, from time to time during the Term, make a written request for changes in LJP's manufacturing operations for the Substance or Interim Product that are not Required Manufacturing Changes, but that are intended to promote quality control/quality assurance and/or achieve greater efficiency or cost savings in the manufacturing process ("Other Manufacturing Changes"). These Other Manufacturing Changes are at Abbott's own expense except to the extent of manufacturing changes necessary to meet LJP's obligations under the Supply Agreement, Appendix G, Section 6.3 A. LJP shall give due consideration to making Other Manufacturing Changes. LJP shall have *** from receipt of Abbott's written request for Other Manufacturing Changes to provide Abbott a written response to such request indicating whether LJP shall comply with such request.

            (C) LJP-Initiated Manufacturing Changes - During the Term, LJP shall not make any changes to its manufacturing operations for the Substance and Interim Product that could reasonably be expected to prevent LJP from complying with its regulatory obligations hereunder without the prior written consent of Abbott, which consent shall not be unreasonably withheld. Abbott shall provide, at LJP's request, reasonable regulatory assistance to implement such changes and the parties shall use their best efforts to effectively manage the frequency of these changes.


                                   ARTICLE XVI
                                 PRODUCT RECALLS

      16.1 Recall Notification and Implementation - Each Party shall promptly notify the other Party in writing of any facts relating to the advisability of the recall, destruction or withholding from the market of the Product anywhere in the world (collectively, "Recall"). If at any time (A) any governmental or regulatory authority in the Territory issues a request, directive or order for a Recall; (B) a court of competent jurisdiction orders a Recall in the Territory; or (C) Abbott determines, following consultation with LJP (except in emergency situations in which there is insufficient time for such consultation), that a Recall in the Territory is necessary or advisable, Abbott shall take all appropriate corrective actions to effect the Recall and LJP shall provide Abbott with such cooperation in connection with the Recall as Abbott may reasonably request.

      16.2 Recall Costs and Expenses - Each Party shall bear the costs and expenses of any Recall in the Territory to the extent such Recall is the result of any fault attributable to that Party or its Affiliates.

      16.3 Records of Sales - Both Parties shall keep for *** after termination of this Agreement records of their respective sales and customers and batch reports of

Products sufficient to adequately administer a recall of any Product and to fully cooperate in any decision to recall, retrieve and/or replace any Product.


                                  ARTICLE XVII

                            ADVERSE DRUG EXPERIENCES

      During the Term, each Party shall promptly inform the other Party of any information it obtains or develops regarding the safety of the Product anywhere in the world and shall promptly report to the other Party any information regarding serious adverse reactions or side effects related to the use of the Product. The responsibility for determining the Party informing the appropriate regulatory authority will be defined in the Developmental Plan. To allow the Parties to comply with the adverse drug experience reporting requirements for the Product to the U.S. FDA and its counterpart regulatory agencies around the world, each Party shall notify the other Party in writing of any "adverse drug experience" that is considered "serious" and adverse as defined in U.S. FDA regulations (21 CFR 314.80) or the comparable regulations of other regulatory agencies, regardless of source, so that the other Party will receive such notice within *** of a Party's first having "obtained or otherwise received" such "adverse drug experience" from "any source", or in a time period for expedited reporting as agreed to by the appropriate regulatory authority as those terms are defined in U.S. FDA regulations (21 CFR 314.80) and other equivalent country regulations. Such information shall be communicated by the Parties to each other at the following addresses:

      To Abbott:  Abbott Laboratories
      Attn: Manager, Medical Product Complaints
      Dept. 98Q, Bldg.  AP30
      200 Abbott Park Road
      Abbott Park, Illinois, USA  60064-3500
      Telephone:  (847) ***
      Facsimile:  (847) ***

      To LJP:     La Jolla Pharmaceutical Company
      Attn: Vice President, Clinical Development

      6455 Nancy Ridge Drive,
      San Diego, California, USA  92121
      Telephone:  (619) ***
      Facsimile:  (619) ***

      Each Party shall provide the other with copies of all adverse drug experience reports on the Product filed with the U.S. FDA or other regulatory agencies in the Territory.


                                  ARTICLE XVIII
                  REPRESENTATIONS, WARRANTIES AND COVENANTS

      18.1 Mutual Representations and Warranties Each Party hereby represents and warrants to the other Party as follows:

            (A) Corporate Status - It is a corporation duly organized and validly existing under the laws of its state or other jurisdiction of incorporation or formation;

            (B) Authority - It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;

            (C) No Conflicts - The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or by-laws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

            (D) No Approvals - Except for the regulatory filings and approvals for the Product referenced herein, no authorization, consent or approval of any governmental authority or third party is required on the part of such Party for the execution, delivery or performance by it of this Agreement, and the execution, delivery or performance of this Agreement on the part of such Party will not violate any law, rule or regulation applicable to such Party;

            (E) Enforceability - This Agreement has been duly authorized, executed and delivered on the part of such Party and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles; and

            (F) Compliance With Laws - It shall comply with all applicable laws and regulations relating to its activities under this Agreement.

      18.2  Each Party covenants:

            (A) To keep the other Party informed as to any material problems discovered by that Party relating to the Substance, the Interim Product or the Product and any resolutions implemented for such problems; and

            (B) To promptly notify the other Party of any actual or potential government action relating to the Substance, the Interim Product or the Product and to discuss with the other Party the appropriate response to such action.


                                   ARTICLE XIX
                        TERM AND EARLY TERMINATION RIGHTS

      19.1  Term - The Term shall be as stated in Section 1.35

      19.2 Termination for Cause - Either Party shall have the right, without prejudice to any other rights or remedies available to it, to terminate this Agreement for cause by written notice to the other Party in any of the following events:

            (A) Bankruptcy - If the other Party is unable to fulfill its obligations and becomes insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against the other Party and not dismissed within ninety (90) days, or if the other Party becomes the subject of liquidation or dissolution proceedings, which proceedings are not dismissed within ninety (90) days, or otherwise discontinues business.

            (B) Material Breach - If the other Party commits a Material Breach of this Agreement (as defined in Section 24.2 (C) ) and the Party alleged to be in breach fails to either (i) cure such breach within *** after receipt of written notice from the Party asserting the breach, or (ii) commence dispute resolution proceedings under Article XXIV contesting whether a breach has occurred and/or whether such breach is a Material Breach within *** after receipt of written notice from the Party asserting the breach.

      19.3 Termination by Mutual Agreement - This Agreement may be terminated at any time by written agreement of the Parties.

      19.4  Termination by Abbott

             (A) FDA or other Regulatory Authority Decision - If at any time during the Term, the U.S. FDA or other Major Country Regulatory Authority reaches a final decision, not subject to further action or discussion within the U.S. FDA, or other Major

Country Regulatory Authority that there can be no further testing or use of the Substance, Interim Product, or Product in humans, then Abbott shall have the right at any time within *** following such decision, to terminate this Agreement at Abbott's option either in its entirety or on a country by country basis, upon *** prior written notice to LJP.

            (B) Safety or Efficacy - In addition, if at any time during the Term, but in no event prior to the first anniversary of the Effective Date (i) Abbott decides not to file an application for Regulatory Approval in the United States or a Major Country or decides to withdraw such applications previously filed in the United States or in a Major Country in each case due to documented adverse reactions or other safety issues based on a scientifically documented test with the Product or the Product's lack of efficacy or limited efficacy (collectively, "Safety or Efficacy Issues") or (ii) Abbott's application for Regulatory Approval in the United States or a Major Country is rejected due to Safety or Efficacy Issues or (iii) Abbott's application(s) for Regulatory Approval in the United States or a Major Country is subsequently withdrawn because of Safety or Efficacy Issues or (iv) the Product is withdrawn or recalled from the market in the United States or a Major Country because of Safety or Efficacy Issues, then Abbott may, at its option, terminate this Agreement with respect only to the affected country upon sixty (60) days prior written notice to LJP. If Abbott does so, Abbott's termination notice shall specify the country or countries of the Territory affected.

             (C) Without Cause - Within *** of the availability of the final Abbott approved scientific report of the 90 - 05 Study, Abbott shall have the right to terminate this Agreement without cause upon *** prior written notice to LJP.

                                   ARTICLE XX

                           CONSEQUENCES OF TERMINATION

      20.1  Effect of Termination

             (A) Termination or expiration of this Agreement in its entirety or on a country-by-country basis through any means and for any reason shall not relieve the Parties of any obligations, including without limitation all payment obligations accruing prior to termination or expiration, including, but not limited to, milestone and incentive payments, Abbott purchase of Substance and Interim Product which have been properly ordered, funding of all approved ongoing development expenses which cannot be canceled, and royalties accrued and unpaid at the effective date of such termination, and shall be without prejudice to the rights and remedies of either Party with respect to any prior breach of any of the provisions of this Agreement.

             (B) In case of termination of this Agreement, Abbott shall retain no rights whatsoever to Products, Substance, LJP Patent Rights, LJP Manufacturing Know-How and LJP Non-Manufacturing Know-How, LJP Inventions or LJP Confidential Information relating thereto

            (C) If this Agreement is terminated, for any reason other than by Abbott pursuant to Section 19.2, (i) the parties shall work together to stop or transfer to LJP, at LJP's option, in an efficient and effective manner, all recently started or ongoing joint programs and not to initiate any new joint programs; (ii) Abbott will fully cooperate with LJP in the rapid transfer of all available Confidential Information to LJP, as well as all appropriate information concerning ongoing clinical studies, regulatory and marketing matters, etc; (iii) the parties will agree on appropriate terms of a non-exclusive license with a reasonable royalty which shall enable LJP to exploit any Inventions in relation to Substance or Products made by Abbott hereunder; and (iv) Abbott will also transfer to LJP the ownership and title and all documentation related to all pending and approved regulatory filings, registration documents, information, and data for Products in the Territory. If Abbott chooses to terminate this Agreement, LJP will have the right to review and preapprove within *** the text and timing of all announcements related to termination, provided that such approval shall not be unreasonably withheld.

             (D) In the event of a termination of this Agreement as to a particular country, and not as a whole, the reciprocal non-competition obligations of the Parties under Section 12.1 shall no longer apply to that country, provided that each party shall use Commercially Reasonable Efforts, consistent with any applicable laws or regulations, to ensure that Competing Products are not developed, marketed or sold in that country for export, to or sale in another country to which the reciprocal non-competition obligations of the Parties under Section 12.1 remain applicable.

             (E) The Party's respective indemnification obligations hereunder shall survive any expiration or termination of this Agreement. The limitation of damages set forth in Article 25 hereof shall survive expiration or termination of this Agreement.

      20.2 License Rights - If Abbott terminates this Agreement pursuant to
Section 19.4 or if LJP terminates this Agreement pursuant to Section 19.2, Abbott's license rights in LJP Patent Rights and LJP Manufacturing Know How and LJP Non-Manufacturing Know How hereunder shall terminate.

      20.3 Fully Paid-Up License - Except as otherwise provided in Section 4.1 or 20.2, upon expiration of the Term of this Agreement, Abbott's license rights in LJP Patent Rights and LJP Non-Manufacturing Know-How hereunder shall become nonexclusive, fully paid-up and irrevocable.

      20.4 Mutual Agreement - If the Parties terminate this Agreement by mutual written agreement pursuant to Section 19.3, the Parties shall specify the consequences of such termination in such written agreement.

                                   ARTICLE XXI

                                     NOTICES

      21.1 Manner of Giving Notices - All notices required or permitted in connection with this Agreement shall be writing and may be given by personal delivery, prepaid registered or certified mail, telegram, telex or telecopier, addressed to the Party to receive the same at its address set forth below, or to such other address as it shall later designate by like notice to the other Party. Notice of termination of this Agreement if given by telex, telegram or telecopier, shall be confirmed by prepaid registered or certified mail dated and posted within twenty-four (24) hours. The effective date of receipt of any notice if served by telegram, telex or telecopier shall be deemed the first business day in the city of destination following the dispatch thereof and if given by mail only, it shall, unless earlier received, be deemed effective not later than five (5) days after the date of posting. Notice by personal delivery shall be effective as of the date of such delivery.

      21.2  Addresses for Notices

                  Notices to LJP shall be sent to:

                  La Jolla Pharmaceutical Company
                  Attn: President and CEO
                  6455 Nancy Ridge Drive
                  San Diego, California, USA  92121
                  Facsimile:  (619) ***

                  With a copy to:
                  Morrison & Foerster, LLP
                  755 Page Mill Road
                  Palo Alto, California, USA  94304

                  Attn: Thomas E. Ciotti, Esq.
                  Facsimile:  (415) ***

                  Notices to Abbott shall be sent to:

                  Abbott Laboratories
                  Hospital Products Division
                  Attn: President
                  Dept. 0960, Bldg. AP30
                  200 Abbott Park Road
                  Abbott Park, Illinois, USA  60064-3500
                  Facsimile:  (847) ***
                  and

                  Abbott Laboratories
                  Abbott International
                  Attn: President
                  Dept. 06WP, Bldg. AP30
                  200 Abbott Park Road
                  Abbott Park, Illinois, USA 60064-3500
                  Facsimile: (847) ***

                  With a copy to:


                  Abbott Laboratories
                  General Counsel
                  Dept. 364, Bldg.  AP6C
                  100 Abbott Park Road
                  Abbott Park, Illinois, USA 60064-3500
                  Facsimile: (847) ***


      21.3 Notification - Abbott shall also be responsible for notifying, reporting or registering this Agreement or the business relationship created hereby with any government authorities in the Territory to the extent legally required. LJP shall provide Abbott with such assistance as Abbott may reasonably request in connection therewith.


                                  ARTICLE XXII

                                   INTEGRATION

      This Agreement and the Stock Purchase Agreement represent the entire Agreement between the Parties relating to the subject matter hereof and supersedes all prior understandings, and agreements between the Parties, whether written or oral, including, but not limited to the confidentiality agreements between the Parties dated November 20, 1995 and January 25, 1996. No supplement, modification or amendment of this Agreement shall be binding unless executed by the Parties in writing and signed by the duly authorized representatives of both Parties.



                                  ARTICLE XXIII

                                   ASSIGNMENT

Neither Party may assign this Agreement or any of its rights hereunder, nor delegate any of its duties or obligations hereunder, to any third party without the prior written consent of the other Party, except (i) to an Affiliate, or
(ii), in connection with the acquisition of either Party, whether by merger, consolidation, or sale of all or substantially all of its assets. It shall be a condition to the effectiveness of any permitted assignment that the assignee agree in writing to be bound by all terms and conditions of this Agreement and to assume all of the assignor's obligations hereunder. In the case of an assignment to an Affiliate, the assignor shall remain liable for all of its obligations hereunder. Any attempted assignment in violation of the foregoing shall be null and void. In the event that LJP decides to sell or otherwise dispose of its manufacturing operations relating to the supply of the Substance, including, but not limited to in connection with an acquisition of LJP as a whole, LJP shall provide Abbott with notice thereof and an opportunity to make an offer to acquire such operations, subject in each case to any legal or contractual restrictions on LJP's ability to provide such notice and opportunity.



                                  ARTICLE XXIV

                      GOVERNING LAW AND DISPUTE RESOLUTION

      24.1 Governing Law - This Agreement, including the validity, construction, interpretation and performance thereof, shall be governed entirely by the laws of the State of California, USA, without regard to its conflict of laws provisions. It is the


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specific intent and agreement of the Parties that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

      24.2 Dispute Resolution - All disputes arising out of or in connection with this Agreement, except those involving actions commenced by or involving third parties and affecting or involving only one of the Parties or involving a breach of Section 8.1, 8.2 and 8.3, shall be resolved with the following mechanism:

            (A) Attempted Amicable Resolution - The Parties shall promptly give each other written notice of any disputes requiring resolution hereunder, which written notice shall specify the Section (s) of this Agreement the other Party is alleged to have breached and shall briefly state the initiating Party's claims, and the Parties shall use reasonable efforts to resolve any such disputes in an amicable manner.

      Any disputes arising in connection with this Agreement which cannot be resolved in an amicable manner by representatives of the Parties shall be referred, not later than thirty (30) days after initiation of dispute resolution proceedings under this Section 24.2, to the following corporate officers of the Parties for resolution:

      For Abbott:

      President of the Hospital Products Division or Abbott International President as determined by Abbott (or his or her designee)


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
      For LJP:
      President and CEO of LJP (or his or her designee)

      Such officers (or their designees) shall attempt to resolve the dispute and shall communicate with each other by facsimile or telephone or in personal meetings in an effort to resolve the dispute.

            (B) Alternative Dispute Resolution - Any disputes arising in connection with this Agreement which cannot be resolved by the Parties within twenty eight (28) days after initiation of dispute resolution proceedings under
Section 24.2 shall be finally settled by binding Alternative Dispute Resolution in accordance with the procedure set forth in Appendix F. Judgment upon any award rendered by the neutral in such proceedings may be issued and enforced by any court having competent jurisdiction.

            (C) ADR Ruling - The neutral in any ADR proceeding under Section
24.2 shall determine and advise the Parties in writing:

               (i) whether either Party has committed a breach of any of its obligations under this Agreement; and

               (ii) if either Party has committed a breach;

                  (a) whether such breach is a Material Breach or a breach other than a Material Breach; and

                  (b) the appropriate remedy for any such breach pursuant to Section 24.2 D.

      As used herein, "Material Breach" by Abbott shall mean (i) a failure by Abbott to pay any milestone or incentive payments pursuant to Section 3.1 or 4.2 or any royalty payments pursuant to Section 4.1 or any other amount owing to LJP hereunder within *** of written notice of breach from LJP, or (ii) a failure by Abbott to purchase LJP


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
common stock required to be purchased under the Stock Purchase Agreement within *** of Abbott's receipt of written notice of breach from LJP, or (iii) any breach by Abbott of its non-competition obligations under Section 12.1 that is not remedied within *** of Abbott's receipt of written notice of breach from LJP. As used herein, "Material Breach" by LJP shall mean (i) a failure by LJP to pay any amount owing to Abbott that is not remedied within *** of LJP's receipt of written notice of breach from Abbott, or (ii) any breach by LJP of its non-competition obligations under Section 12.1 that is not remedied within *** of LJP's receipt of written notice of breach from Abbott. If either Party is alleged to have committed a Material Breach as defined above and disputes in good faith whether a Material Breach has occurred, the affected Party may initiate an ADR proceeding hereunder within the above *** notice period without having this Agreement terminated, provided the affected Party complies with the ruling of the ADR neutral with respect to the alleged Material Breach.

            (D) Remedies - The neutral in any ADR proceeding under Section 24.2 shall have the authority to award the non-breaching Party the following relief (except as otherwise provided in Section 24.2F):

               (i) for a Material Breach, an order to pay the amount due, an award of damages, if any, and equitable relief, if appropriate, and termination of this Agreement; and

               (ii) for a breach other than a Material Breach, an award of damages and/or equitable relief.

            (E) Dispute Resolution for Sections 7.1 and 7.2 - LJP shall be entitled to commence dispute resolution proceedings pursuant to Section 24.2 to challenge


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
Abbott's compliance with its Commercially Reasonable Efforts obligations in the United States or any Major Country pursuant to Sections 7.1 and 7.2, not more than once every *** for each respective country. The determination of whether Abbott has used its Commercially Reasonable Efforts in each respective country shall be based on the totality of circumstances. If LJP successfully establishes that Abbott has failed to use its Commercially Reasonable Efforts, in any given country (i) for *** such violations, the ADR neutral shall have the authority to award damages or equitable relief to LJP (but not termination of Abbott's license rights in such country) and (ii) for *** violations in the same country, the ADR neutral shall have the authority to award, in the ADR neutral's discretion, damages, equitable relief and/or termination of Abbott's license rights in the country where such breach occurs.

       (F) Breach of Confidentiality Obligation - For an alleged breach of Sections 8.1, 8.2 or 8.3, either Party may, at its option, initiate judicial proceedings to seek injunctive relief against the breaching Party, but not any other type of relief, provided that the injured Party may also seek money damages in an ADR proceeding.

      24.3 Effect of Commencing Dispute Resolution - If either Party in good faith commences dispute resolution proceedings under Section 24.2, (A) any applicable notice periods or cure periods hereunder shall be temporarily suspended pending the outcome of such dispute resolution proceedings and (B) the initiating Party may, at its option, pay any amounts payable to the other Party that are in dispute into an interest-bearing escrow account pending the outcome of such dispute resolution proceedings.

                                   ARTICLE XXV
                              LIMITATION OF DAMAGES

      In no event shall either Party be liable to the other Party for any indirect, incidental or consequential damages in connection with the performance of this Agreement or any breach of this Agreement.


                                  ARTICLE XXVI
                                  FORCE MAJEURE

      Neither Party shall be held in breach of this Agreement for failure to perform any of its obligations hereunder (other than the payment of amounts due hereunder) to the extent and for the time period such performance is prevented in whole or in part by reason of any Force Majeure event, including but not limited to industrial disputes, strikes, lockouts, riots, mobs, fires, floods, and other natural disasters and Acts of God, wars declared or undeclared, civil strife, embargo, delays in delivery or defects or shortages of raw materials from suppliers, loss or breakdown of any production equipment, losses or shortage of power, damage to or loss of goods in transit, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or instrumentality or by any other supervening unforeseeable circumstances whatsoever beyond the control of the Party so affected. The Party so affected shall (A) give prompt written notice to the other Party of the nature and date of commencement of the Force Majeure event and its expected duration and (B) use its reasonable efforts to avoid or remove the Force Majeure event as soon as possible to the extent it is so able to do.


                                  ARTICLE XXVII
                             RELATIONSHIP OF PARTIES

      The relationship of the Parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute


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
the Parties as partners, joint venturers or agents of the other. Neither Party has any express or implied right or authority under this Agreement to assume or create any obligations or make any warranties and representations on behalf of or in the name of the other Party, or to bind the other Party to any contract, agreement or undertaking with any third party, and no conduct of the Parties pursuant to the terms of this Agreement shall be deemed to establish such right or authority. Neither Party shall make any representation to third parties that the relationship created hereby constitutes a partnership, joint venture or agency relationship.


                                 ARTICLE XXVIII
                             SEVERABILITY OF CLAUSES

      In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed by limiting such invalid, illegal or unenforceable provision, if such is not possible, by deleting such provision from this Agreement.


                                  ARTICLE XXIX
                                   NON-WAIVER

      The failure by either Party at any time to enforce any of the terms or provisions or conditions of this Agreement or exercise any right hereunder shall not constitute a waiver of the same or affect that Party's rights thereafter to enforce or exercise the same. No waiver of any of the provisions of this Agreement shall be deemed binding unless executed in writing by the Party to be bound by it.


                                   ARTICLE XXX
                                    HEADINGS

      The headings in this Agreement are for convenience of reference only and shall not be used in the interpretation of any provisions hereof.

                                  ARTICLE XXXI
                                    EXECUTION

      This Agreement shall be executed by the Parties in two (2) original counterparts, one (1) original counterpart being retained by each Party and either of which shall be deemed sufficient to prove the existence and terms and conditions hereof. This Agreement may be executed by the Parties by the exchange of facsimile signature pages, with signed original counterparts of the Agreement to be exchanged by the Parties promptly thereafter.

IN WITNESS WHEREOF, the Parties' duly authorized representatives hereto have executed this Agreement as of the Effective Date.
LA JOLLA PHARMACEUTICAL                ABBOTT LABORATORIES
COMPANY

By: /s/ Steven B. Engle                By: /s/ Robert L. Parkinson, Jr.
   ---------------------------            ----------------------------------
Title: President & CEO                 Title: Senior Vice President,
                                              International Operations

Date: 12/23/96                         Date: 12/23/96

                                   APPENDIX A

                             DEFINITION OF SUBSTANCE

                                     ***

                                   APPENDIX B

                         FULLY BURDENED DEVELOPMENT COST

                                     ***

                                     ***

                                     ***

                                     ***

                                     ***

                                     ***

                                   APPENDIX C

                        FULLY BURDENED MANUFACTURING COST

Definitions

***

                                     ***

                                     ***

                                     ***

                                   APPENDIX D
                                     PART I
                                   LJP PATENTS

                                     ***

                                     ***

                                   APPENDIX D
                                     PART II
                             LJP PATENT APPLICATIONS

                                     ***

                                   APPENDIX D
                                PART II (CONT'D)
                             LJP PATENT APPLICATIONS

                                     ***

                                   APPENDIX E

                                 SPECIFICATIONS

1.0  SPECIFICATIONS FOR INTERIM PRODUCT



Test                          Specification


***                              ***


2.0  SPECIFICATIONS FOR SUBSTANCE

Test                          Specification


***                              ***

***                              ***

                                   APPENDIX F

                         ALTERNATIVE DISPUTE RESOLUTION


The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by the Alternative Dispute ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

            (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

            (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

            (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest 18 exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

            (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediate designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates. Each party to the proceeding shall be entitled to make one document request to the other party, subject to the right of the neutral to rule on any objections to such request, which shall not be subject to appeal.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

            (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

            (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

            (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.


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
            (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

            (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

            (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

            (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

            (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

            (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.


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
7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

            (a) If the neutral rules in favor of the one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

            (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

1. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

2. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential information.


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                                   APPENDIX G
                                SUPPLY AGREEMENT


            1.    LJP Supply Obligations

            1.1 Substance and Interim Product Supply - Subject to the terms and conditions of this Supply Agreement prior to Initial Commercial Sales of Product, LJP shall supply Abbott, its Affiliates and Unaffiliated Sublicensees with their requirements of Interim Product. Subject to the terms and conditions of this Supply Agreement during the Term, LJP shall supply Abbott, its Affiliates and Unaffiliated Sublicensees with their requirements of Substance.

            1.2 Delivery - LJP shall supply the Substance and the Interim Product to Abbott only against receipt of Abbott's written purchase orders. Except as otherwise provided herein or as otherwise expressly agreed in writing by the Parties, delivery shall be within *** from receipt and acceptance of Abbott's purchase order or later as specified in the written purchase order from Abbott. LJP shall accept and confirm in writing the delivery dates within *** after receipt of Abbott's purchase orders and, subject to the provisions of
Section 5.1, LJP shall use Commercially Reasonable Efforts to fill such orders on the requested delivery dates, but shall in any event fill such orders to the extent consistent with the forecast described below within *** from receipt and acceptance of Abbott's purchase order, unless the Abbott written purchase order requests delivery for a later date. LJP shall deliver the Substance and the Interim Product F.O.B. plant to a carrier designated by Abbott. Abbott shall pay shipping costs and shall assume title to and risk of loss for the Substance and the Interim Product purchased hereunder upon delivery to Abbott's designated carrier.


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
      1.3 Acknowledgment - Within *** after receipt of any Purchase Order from Abbott, LJP shall respond in writing confirming Abbott's Purchase Order (an "Acknowledgment"), provided that such Purchase Order is consistent with the terms of this Agreement. LJP's failure to acknowledge a written purchase order within *** of receipt shall be deemed to be acceptance of such Purchase Order in its entirety, subject to all conditions in this Agreement. Purchase Orders may be made in any form including computer-generated reports and telefaxes. Abbott shall use Commercially Reasonable Efforts to schedule orders to avoid creating over or under capacity problems for LJP.

      1.4 Shipping Instructions - Abbott shall provide LJP with appropriate instructions for each shipment of the Substance and the Interim Product hereunder designating the desired carrier, destination and method of transport. If LJP becomes aware that the designated carrier is unable to accept the desired shipment within the requested delivery period, LJP shall promptly notify Abbott and Abbott shall promptly designate another carrier or carriers.

      2. LJP Affiliates and Approved Subcontractors - LJP may satisfy its supply obligations under this Agreement either directly or through any LJP Affiliate, provided that each manufacturing site utilized by such LJP Affiliate has received all required regulatory approvals and that LJP guarantees the performance of such Affiliate, and such supply by LJP or by LJP Affiliates shall not be deemed an infringement of Abbott's exclusive rights hereunder. LJP may not subcontract its supply obligations under this Agreement to any party other than an LJP Affiliate without Abbott's prior written consent, not to be unreasonably withheld.

      3. LJP Manufacturing Capabilities: Manufacturing Plan - LJP shall be responsible for developing capabilities to manufacture Substance and the Interim


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Product, filing manufacturing-related regulatory documents (e.g., drug master file), Manufacturing Scale Up and the capital investment in a commercial manufacturing facility based on progress under the Development Plan, clinical testing results, and Abbott's market forecasts. Abbott and LJP shall jointly develop a manufacturing plan for the Substance and the Product ("Manufacturing Plan") which shall contain equipment throughput, yield and capacity assumptions, capital requirements and timing associated with manufacturing. Abbott and LJP shall update the Manufacturing Plan at least semi-annually and upon reviewing the dose maintenance results.

      4.        Forecasts and Ordering

          4.1 Intent - LJP will attempt to meet all of Abbott's requirements for Substance. Abbott and LJP recognize that it is difficult to accurately forecast new product material requirements, especially during the launch of a new product. Nonetheless, the parties understand that this Appendix is designed to permit LJP to plan the size of its manufacturing facility, and its production schedules to meet Abbott's needs in an uncertain situation. The parties agree to cooperate closely in order to assure an efficient and effective process. LJP will, with the assistance of Abbott, identify and qualify back-up vendors in the DMF and U.S. NDA and other equivalent regulatory filings as deemed necessary by the parties. It is recognized that LJP may have certain limitations during manufacturing start-up including a manufacturing learning curve, staffing, and raw material lead times. Abbott shall provide purchase orders and forecasts to LJP with sufficient notice and in sufficient quantities to allow LJP to meet its obligation to supply Substance.

             4.2 Forecasts and Ordering - All forecasts will be reasonable and made in good faith with the understanding that LJP will rely on these forecasts for planning its production infrastructure. With respect to the development and sale of Product in the Territory, Abbott shall deliver to LJP:

            (A) Preliminary Forecast - For clinical and manufacturing development planning purposes, and within *** of the Effective Date, a preliminary marketing forecast of Substance from Abbott. This forecast will be updated *** by Abbott until Abbott receives its initial Regulatory Approval.

            (B) Long Term Forecast - For long-term marketing and plant capacity planning purposes, within *** of the Effective Date a *** sales forecast for the Territory. This forecast will include a detailed projection of the quantities needed for launch and will be updated every *** by Abbott until *** years after the Initial Commercial Sale of the product, after which Abbott shall *** update such forecast.

            (C) Delivery Forecast - A *** rolling delivery forecast for the Territory. This Delivery forecast will be updated every *** by Abbott and used to determine orders for Substance as provided in Section 5 below. If a required forecast or order for any *** is not submitted for Substance within the required time frame, the immediately preceding forecast or order for that *** shall become the new forecast or order.

            (D) Orders Exceeding Forecast - Subject to the lead times associated with plant construction, equipment deliveries and other required deliveries, if orders exceed the forecast in Section 4.2 (B), then LJP is not obligated to supply Substance in excess of LJP's capacity. However, LJP will use Commercially Reasonable Efforts in cooperation with Abbott, to supply Abbott with Substance, in excess of the forecasted amounts.


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
       (E) Manufacturing Plan - Based on the Manufacturing Plan, the parties will determine the timing, size and capacity of LJP's existing and future facilities as well as LJP approved subcontractors. The orders specified in the following sections shall conform to the plant capacities and timing of the Manufacturing Plan. Commencing not later than *** prior to Abbott's first commercial delivery date of the Substance from LJP for Abbott's Product launch anywhere in the Territory, Abbott will provide the *** , a firm purchase order for next *** and a *** forecast which is updated ***. Following the initial forecasts, an additional firm purchase order for at least *** (*** in the future) as well as an updated *** rolling forecast will be provided by Abbott. LJP shall not have to deliver an amount of Substance in excess of the forecast except when sufficient raw materials and manufacturing capacity are available. LJP will supply Abbott with forecasts for raw ingredients necessary to meet the *** forecast. During the first *** following Initial Commercial Sale, Abbott will purchase these specified raw ingredients and place them on consignment at LJP. LJP shall manufacture Substance for Abbott from raw ingredients supplied and paid for by Abbott. Such material supplied by Abbott shall be utilized by LJP solely for the purpose of formulating Abbott's requirements of the Substance. The raw materials shall be delivered F.O.B. LJP's plant pursuant to no cost purchase orders issued by LJP to Abbott. LJP shall render quarterly reports to Abbott accounting for the disposition of the raw materials supplied hereunder. LJP shall, for a period of *** after delivery, maintain accurate books and records showing raw ingredients in inventory, in process and shipments to Abbott. Abbott shall be permitted to conduct a physical inventory of the consigned inventory ***. LJP will deduct the cost of Abbott's supplied raw ingredients used to manufacture Substance from the price of Substance specified in Section 6 of this Supply Agreement.


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       LJP shall have the risk of loss or damage to the raw materials supplied hereunder from the time it is delivered to LJP and until the Substance is delivered to Abbott. LJP shall procure and maintain sufficient insurance to cover the cost of replacing consigned Inventory.

      5. Supply - Subject to the terms and conditions of this Agreement, LJP shall use Commercially Reasonable Efforts to fill (by full or partial shipment) Abbott's orders for Substance for the Territory.

           5.1 Purchase Orders - During the Term of this Agreement, Abbott may order Substance in amounts specified in Section 4.2(E) from LJP by submitting written Purchase Orders to LJP specifying the amount of Substance ordered, the location for delivery of such Substance (the "Delivery Location") and the required date(s) of delivery (the "Delivery Date"). A purchase order must be approved and signed by a representative of Abbott. LJP agrees to manufacture and sell to Abbott all Substance properly ordered and to deliver all such Substance to Abbott at the Delivery Location by the Delivery Date. LJP shall not be required to accept any purchase orders that are inconsistent with the terms of this Supply Agreement. Notification of non-acceptance of purchase orders must be provided to Abbott within *** after receipt of the Abbott purchase order. Each Purchase Order shall be governed by and subject to all the terms and conditions of this Agreement. LJP agrees to accept all properly placed Purchase Orders from Abbott for Substance.

      6. Prices and Payment

            6.1 Price of Substance and Interim Product for Development The price of the Substance or Interim Product sold by LJP to Abbott shall be ***.


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            6.2 Price of Substance for Product For Sale prior to Initial
Commercial Sale - Prior to launch, the price of Substance shall be LJP's Fully Burdened Manufacturing Cost as specified in Appendix C, which will then be adjusted as specified in Section 8 of this Supply Agreement, Appendix G.

            6.3 Price of Substance For Commercial Sale After Initial Commercial Sale - After the Initial Commercial Sale, the price of Substance sold for commercial sale anywhere in the Territory to Abbott by LJP shall be ***.

        (A)  ***


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        (B)  ***

             6.4     ***

        (A)       ***;

                   or

        (B)      ***.

      7. Payments - Payments for Substance shipped to Abbott will be due within *** of invoice as described in Section 5.1 of the Agreement, which LJP shall issue when or after it ships Substance to Abbott.

      8. Unit Net Sales Price - Abbott will provide good faith reasonable estimates of unit Net Sales price for Product at ***. Bona fide sample units and clinical trial units of Product will not be included in any calculations of average per unit Net Sales prices. Within *** of the end of each *** as specified in Section 4.3 of the Agreement for the reporting of royalties, Abbott shall provide a revised estimated unit Net Sales price for Products based on the ***. All such average unit Net Sales


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prices will be based on ***. Accounts will be reconciled promptly within *** of the end of each *** during the first *** and then at the end of each *** thereafter to reflect actual Net Sales or costs and balancing payments which include ***.

          9.      Shipments

          9.1. Delivery Location - LJP shall ship all Substance F.O.B. Plant to the Delivery Location specified in the Purchase Order or, unless the Substance has already been shipped, to such other location as may be requested by Abbott in writing not less than *** prior to the scheduled Delivery Date. Partial delivery of Substance shall not be permitted unless specifically authorized in writing by Abbott and LJP.

          9.2. Other Delivery Costs - The price and payments for the Substance shall be exclusive of all insurance, shipping, import duties and taxes, inventory storage, disposal of returns, withholding and the like. These costs shall be added to the invoice and paid by Abbott.

          9.3 Title and Risk of Loss - Title and risk of loss of Product sold under this Agreement shall pass to Abbott upon delivery of the same at the LJP shipping site to the carrier designated by Abbott, or, if no carrier is chosen by Abbott, upon delivery by LJP to a carrier chosen by LJP in a commercially reasonable manner. Thereafter, in addition to assuming all risk of loss, Abbott shall be responsible for compliance with all


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governmental regulations and ordinances with regard to storage or placement of
Products. LJP warrants that, upon delivery and acceptance of any Substance, title will pass to Abbott free and clear of all liens, claims, security interests or encumbrances and that no Substance purchased hereunder shall be subject to any agreement under which any interest therein or encumbrance thereon is retained by any third party.

          10. Delivery - Substance delivered to Abbott pursuant to the terms hereof shall be deemed accepted by Abbott upon the earlier of (i) receipt by LJP of a written notice of acceptance from Abbott or (ii) expiration of the Inspection Period (as defined below) without rejection by Abbott of any such Substance. Abbott shall have the right to inspect the Substance at the Delivery Location within *** after delivery to the Abbott U.S. plants and *** after receipt at Abbott International plants before accepting such Substance (the "Inspection Period"). If any Substance is found to be defective in material or workmanship, or otherwise not in conformity with the mutually agreed upon requirements of the applicable Purchase Order, Abbott, in addition to any other rights it may have under warranty or otherwise, shall have the right to reject and return any or all such Substance on a carrier selected by LJP at LJP's expense and risk.

          11. Certificate of Analysis - LJP shall furnish Abbott with one or more certificates of analysis, in the form required by law in each country of the Territory where the Product is marketed, for each batch of the Substance or the Interim Product supplied hereunder with shipment of each such batch.

          12.     Product Inspections

          12.1 Abbott Inspection and Analysis - Abbott and LJP shall agree on validated test methods and shall work together to confirm the performance of these methods. Abbott shall inspect and analyze a representative sample of the Substance


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from batches supplied by LJP promptly after receipt. If, after inspection,
Abbott reasonably believes the shipment does not meet the Specifications, Abbott shall notify LJP in writing within *** after Abbott's receipt of such Substance. If Abbott does not so notify LJP, Abbott shall be deemed to have waived all claims against LJP for said quantity delivered, except for any latent deviations from the Specifications that could not have been reasonably discovered upon such inspection. Any claims by Abbott regarding Substance delivered shall specify in reasonable detail the nature and basis for the claim and cite relevant LJP lot numbers or other information to enable specific identification of the Substance involved. After stability data has been developed for the Substance, the Parties will agree on an acceptable expiration dating for Substance shipped to Abbott from LJP.

          12.2 LJP Response - LJP shall respond to all claims made by Abbott on a case-by-case basis during which time LJP shall have the right to first inspect any Substance involved before being required to take any action with respect thereto. LJP shall review any such claim of nonconformity made by Abbott within *** of receipt and conduct any required testing of the Substance involved as soon as possible, but in no event later than *** after receipt thereof or earlier if the U.S. FDA or any corresponding regulatory authority in the Territory requires an earlier response from LJP. If such review and testing by LJP (or testing by an independent laboratory as set forth below) confirms that a claimed quantity does not meet the Specifications, then, at LJP's expense, Abbott shall dispose of or return such quantity involved as LJP shall direct in writing and LJP shall replace such quantity with conforming Substance as soon as possible, using Commercially Reasonable Efforts which shall be Abbott's sole and exclusive remedy for such non-conformity. If the Parties fail to agree as to whether a delivered quantity meets the Specifications, then the Parties shall have the batch in dispute analyzed by a mutually agreed upon


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independent testing laboratory. Such laboratory's determination shall be deemed final as to any dispute over the Specifications and the non-prevailing Party shall bear the costs of such independent laboratory's testing.

         13. Product Storage - Each Party shall properly store the Substance under conditions that will not adversely affect the quality or normal shelf life thereof.

         14. Abbott Obligations - Abbott shall formulate fill, package Substance into Product to current Good Manufacturing Practices (CGMP) or equivalent standards. Abbott shall maintain *** of Substance and Product inventory.

         15. Abbott's Labeling Obligation - Abbott shall be responsible for all labeling, inserts, promotional materials and any other materials which accompany, are distributed with, used or referred to in any way by Abbott, its Affiliates or Unaffiliated Sublicenses in connection with the Product. Such materials shall conform to all legal requirements in each country of the Territory in which the Product is sold.


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                                   APPENDIX H

                                 CORE COUNTRIES


                                     ***


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                                   APPENDIX I

ROYALTY CALCULATION ASSOCIATED WITH PREMIUM DELIVERY SYSTEM EXAMPLE

Basic Product
   Basic Product Selling Price                        ***
   Royalty Rate                                       ***
   Royalty paid on sale                               ***

Premium Delivery System Calculation Example 1
   Basic Product Selling Price                        ***
   Premium System Selling Price                       ***
   Contribution of Basic Product                      ***
   Calculation of Basic Product Contribution          ***
   Royalty calculation                                ***

Premium Delivery System Calculation Example 2
   Basic Product Selling Price                        ***
   Premium System Selling Price                       ***
   Contribution of Basic Product                      ***
   Calculation of Basic Product Contribution          ***
   Royalty calculation                                ***


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